WILTON REASSURANCE LIFE COMPANY OF NEW YORK
As filed with the Securities and Exchange Commission on April 11, 2023
FILE NO. 333-260634

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILTON REASSURANCE LIFE COMPANY
OF NEW YORK
(Exact Name of Registrant as specified in its charter)

NEW YORK	6311	94-1516991
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
800 Westchester Avenue
Suite 641 North
Rye Brook, New York 10573
(203) 762-4400
(Address, including zip code, and telephone Number, including area code, of registrant’s Principal Executive Offices)

CT CORPORATION SYSTEM
28 Liberty Street
Floor 42
New York, NY 10005
(212) 894-8940
(Name, address, including zip code, Address and Telephone Number, including area code, of Agent for Service)
COPIES TO:
Jaime Merritt
Wilton Reassurance Life Company of New York
20 Glover Avenue
Norwalk, CT 06850

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Guarantee Periods

Offered Under Certain Variable Annuity Contracts

Issued by Wilton Reassurance Life Company of New York

Wilton Reassurance Life Company of New York

Street Address: 800 Westchester Avenue, Suite 641 North, Rye Brook NY 10573

Mailing Address: P.O. Box 758559, Topeka, KS 66675-8559

Telephone Number: 1-800-457-7617

Fax Number: 1-785-228-4584

Prospectus dated May 1, 2023

WRNY offers the market value adjusted fixed account options (the “Guarantee Periods”) described in this prospectus, which are available only under the following variable annuity contracts that have been previously issued: AIM Lifetime Plus, AIM Lifetime Plus II, Custom Portfolio, and SelectDirections. None of those variable annuity contracts are still for sale. However, if you own one of those variable annuity contracts, you may be able to allocate purchase payments and contract value to the Guarantee Period(s) under your contract.

This prospectus is not your contract. This prospectus provides a description of the material features of the Guarantee Period(s) under your contract. The descriptions of the Guarantee Periods’ material features are current as of the date of this prospectus. If the Guarantee Periods’ material features change after the date of this prospectus, those changes will be described in a supplement or amendment to this prospectus.

Each purchase payment allocation or transfer to a Guarantee Period must be at least $500.

If you have any questions, please contact your financial professional or our Service Center.

Everlake Distributors, LLC (f/k/a Allstate Distributors, L.L.C.) (“Everlake”) serves as the principal underwriter and distributor of the securities described in this prospectus. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. Everlake is a wholly owned subsidiary of Everlake Life Insurance Company. Everlake is a registered broker dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

You should not invest in a Guarantee Period if you are not willing to assume its investment risks. See RISK FACTORS RELATED TO THE GUARANTEE PERIODS beginning on page 3.

Please read this prospectus carefully and keep it for future reference. You should read this prospectus in conjunction with any supplements to this prospectus filed after the effective date. You should also read this prospectus, which primarily describes the Guarantee Period(s) under your contract, along with the related prospectus for your variable annuity contract, which provides significant additional information about other features, benefits, and risks related to your contract.

IMPORTANT NOTICES

The Securities and Exchange Commission has not approved or disapproved of the securities described in this prospectus or passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

The variable annuity contracts of which the Guarantee Periods are a part may have been distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the contracts and the Guarantee Periods are not deposits or obligations of, or guaranteed by, such institutions or any federal regulatory agency. Investment in a Guarantee Period involves investment risks, including possible loss of principal.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

The Guarantee Periods are not FDIC insured.

SPECIAL TERMS

Accumulation Phase – The period that begins on the Issue Date and continues until the Payout Start Date.

Anniversary Values – The Contract Value on a Contract Anniversary, increased by purchase payments made since that Contract Anniversary and reduced by:

•	In the case of AIM Lifetime Plus, the amount of any partial withdrawals since that Contract Anniversary

•	In the case of AIM Lifetime Plus II, Custom Portfolio, and SelectDirections, the amount of any withdrawal adjustment (as described in the “Death Benefit” section) since that Contract Anniversary.

Annuitant(s) – The individual (or individuals, for joint Annuitants) whose life determines the amount and duration of income payments for life.

Beneficiary – The person who may elect to receive the death benefit or become the new Contract Owner if the sole surviving Contract Owner dies before the Payout Start Date.

Business Day (business day) – We are open for business each day, Monday through Friday, that the New York Stock Exchange is open for business. Our business day closes when regular trading on the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time.

Contracts – The SelectDirections, Custom Portfolio, AIM Lifetime Plus and AIM Lifetime Plus II variable annuity contracts under which the Guarantee Periods are available.

Contract Anniversary – The anniversary of the Issue Date each year.

Contract Owner (or you) – The person (or persons) who owns the Contract.

Contract Value – During the accumulation phase, the sum of (i) the value of your interest in the Variable Sub-Accounts, plus (ii) the value of your interest in the Fixed Account.

Contract Year – The twelve month period between the Issue Date and the first Contract Anniversary, and twelve month period between each Contract Anniversary thereafter.

Death Benefit Anniversary – The Issue Date and every seventh Contract Anniversary thereafter. For example, the Issue Date and the 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

Exchange Act – Securities Exchange Act of 1934, as amended.

Fixed Account – The part of our general account supporting any Guarantee Periods and any other fixed interest investment options under your Contract.

Guarantee Period – An investment option offered under a Contract through our Fixed Account that credits interest at a rate we guarantee for a specified number of years. Investments in Guarantee Periods are subject to potential Market Value Adjustments, as described in this prospectus.

Income Plan – A series of payments on a scheduled basis to you or to another person as designated by you beginning on the Payout Start Date.

Issue Date – The date we issue your Contract.

Money Market Variable Sub-Account – The Variable Sub-Account under your Contract with an underlying money market mutual fund.

Market Value Adjustment – A calculation we apply to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time the money is taken out of that Guarantee Period under specified circumstances.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates.

Payout Start Date – The date we apply your money under the Contract to provide income payments.

Preferred Withdrawal Amount – The amount you may withdraw each Contract Year (as a percentage of purchase payments) without incurring a withdrawal charge and to which a Market Value Adjustment will not apply.

Service Center – Mailing Address: P.O. Box 758559, Topeka, KS 66675-8559; Telephone: 1-800-457-7617.

Settlement Value – An amount that may be payable in connection with the death benefit, as described in the “Death Benefit” section.

Variable Sub-Accounts – The variable investment options under your Contract.

WRNY (or the Company, we, our, us) – Wilton Reassurance Life Company of New York, the issuer of the Contracts.

RISK FACTORS RELATED TO THE GUARANTEE PERIODS

Market Value Adjustment Risk. All withdrawals in excess of the Preferred Withdrawal Amount, transfers (other than dollar cost averaging program transfers), and amounts applied to an Income Plan from a Guarantee Period, other than those taken or applied during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. In addition, in the case of the AIM Lifetime Plus Contract, a negative Market Value Adjustment may apply to the death benefit if the death benefit is based on Settlement Value. A Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase from the first day of a Guarantee Period, the Market Value Adjustment could reduce the value of your investment to an amount that is less than the amount you invested in a Guarantee Period. Your losses could be significant.

Withdrawal Risk. All withdrawals in excess of the Preferred Withdrawal Amount may be subject to withdrawal charges and negative Market Value Adjustments. Losses from withdrawal charges and Market Value Adjustments could be significant. Income taxes and certain tax restrictions may apply to any withdrawal. If taken before age 59 1/2, a withdrawal may also be subject to a 10% federal penalty tax. Systematic withdrawals from a Guarantee Period will repeatedly expose you to these risks associated with withdrawals. For more information about withdrawal charges, please see “FEES AND EXPENSES RELATED TO THE GUARANTEE PERIODS—Withdrawal Charges” in this prospectus.

Declared Interest Rate Risk. We may declare new interest rates for new Guarantee Periods. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We determine the interest rates to be declared in our sole discretion, subject to the minimum guaranteed 3% interest rate stated in the Contract. You bear the risk that we will not declare an interest rate higher than the guaranteed minimum interest rate.

Financial Strength and Claims-Paying Ability. An investment in the Contract is subject to the risks related to us, WRNY. Any obligations (including under the Guarantee Periods), guarantees, and benefits under the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. For more information about the Company, including our financial statements, see Information with Respect to the Registrant.

Cybersecurity and Business Continuity Risks. Our operations support complex transactions and are highly dependent on the proper functioning of information technology and communication systems. Any failure of or gap in the systems and processes necessary to support complex transactions and avoid systems failure, fraud, information security failures, processing errors, cyber intrusion, loss of data, and breaches of regulation may lead to a materially adverse effect on our administration of the Contract. We cannot assure you that interruptions, failures, or breaches in security of these processes and systems will not occur, or if they do occur, that they can be timely detected and remediated. Also, our business operations may be adversely affected by volatile natural and man-made disasters, including (but not limited to) hurricanes, earthquakes, terrorism, civil unrest, military action, fires and explosions, pandemic diseases, and other catastrophes. Such events may impact the availability and capacity of our key personnel and may have a materially adverse effect on our administration of the Contract.

Risks Related to the COVID-19 Pandemic. The COVID-19 pandemic has resulted in operational disruptions, as well as market volatility and general economic uncertainty. To address operational disruptions in connection with the COVID-19 pandemic, we have implemented business continuity plans so we can continue to provide services to our customers, even as many of our employees and the employees of our service providers continue to work remotely. While these efforts have been successful to date, we continue to be subject to risks that could negatively impact our operations, including system failure, mail delivery delays, unavailability of critical personnel due to illness or other reasons related to the pandemic, and disruptions to service providers. Significant market volatility and negative market returns have occurred during the COVID-19 pandemic. While we are confident in our ability to manage the financial risks related to the COVID-19 pandemic, the extent and duration of such risks cannot be predicted with certainty, and prolonged negative economic conditions could have a negative impact on our financial condition. It is possible these risks could impact our financial strength and claims-paying ability.

DESCRIPTION OF THE INSURANCE COMPANY

Allstate Life Insurance Company of New York (“ALICNY”) was the original issuer of the Contracts. On March 29, 2021 WRAC, a Minnesota-domiciled stock life company agreed to acquire all of the issued and outstanding capital stock of ALICNY pursuant to a Stock Purchase Agreement with Allstate Insurance Company, Allstate Financial Insurance Holdings Corporation, and Allstate Insurance Holdings, LLC. The transaction closed on October 1, 2021. On November 1, 2021, ALICNY merged with and into WRNY.

WRNY is a stock life insurance company domiciled in the state of New York. WRNY is licensed in all fifty states, the District of Columbia and the U.S. Virgin Islands. WRNY administers life and annuity contracts, including variable life and variable annuity contracts that are registered under the Securities Act of 1933, as amended, and are issued through separate accounts that are registered as unit investment trusts under the Investment Company Act of 1940, as amended. WRNY is a direct wholly-owned subsidiary of WRAC, a holding company organized under the laws of Minnesota, which in turn is a wholly-owned subsidiary of Wilton Re US Holdings, Inc., a holding company organized under the laws of Delaware. Wilton Re Ltd. (“WRL”) is deemed the ultimate parent corporation in the Company’s holding company system.

The statutory home office of WRNY is located at 800 Westchester Avenue, Suite 641 North, Rye Brook, NY 10573.

The Fixed Account is supported by our general account, which supports our insurance and annuity obligations. Our general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of our general account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of our general account. Our obligations with respect to the Fixed Account are subject to our financial strength and claims paying.

Refer to Information with Respect to the Registrant for additional information about WRNY

DESCRIPTION OF THE GUARANTEE PERIODS

GUARANTEE PERIODS

If you invest in a Guarantee Period, you will earn a fixed rate of interest for a “Guarantee Period.” You have the option to invest in one or more Guarantee Periods. Each purchase payment allocation or transfer to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

If you instruct us to allocate to a Guarantee Period but do not specify the number of years:

•	AIM Lifetime Plus: We will allocate to the same period selected for your most recent purchase payment(s), if available. Otherwise, we will reject the allocation as not in good order.

•

AIM Lifetime Plus II, Custom Portfolio, SelectDirections: We will allocate to the shortest Guarantee Period available. If no Guarantee Period is available, we will reject the allocation as not in good order.

Each purchase payment allocation or transfer to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to a Guarantee Period.

INTEREST RATES

We will tell you what interest rates we are offering at a particular time. We may declare new interest rates for new Guarantee Periods. Therefore, we may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rates of interest we declare. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. However, we guarantee that the annual interest rate we declare for any of the Guarantee Periods will never be less than 3%.

WE DETERMINE THE INTEREST RATES TO BE DECLARED FOR NEW GUARANTEE PERIODS IN OUR SOLE DISCRETION, SUBJECT TO THE GUARANTEED MINIMUM ANNUAL INTEREST RATE. WE CAN NEITHER PREDICT NOR OTHERWISE GUARANTEE WHAT THE RATES WILL BE IN THE FUTURE.

For information about interest rates for the Guarantee Periods, please contact your sales representative or WRNY at 1-800-457-7617.

HOW WE CREDIT INTEREST

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment	$10,000
Guarantee Period	5 years
Annual Interest Rate	4.50%

	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5

Beginning Contract Value	$10,000.00

X (1 + Annual Interest Rate)	1.045

	$10,450.00

Contract Value at end of Contract Year
		$10,450.00
X (1 + Annual Interest Rate)		1.045

		$10,920.25

Contract Value at end of Contract Year
			$10,920.25
X (1 + Annual Interest Rate)			1.045

			$11,411.66

Contract Value at end of Contract Year
				$11,411.66
X (1 + Annual Interest Rate)				1.045

				$11,925.19

Contract Value at end of Contract Year
					$11,925.19
X (1 + Annual Interest Rate)					1.045

					$12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5-year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract.

Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS

Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. This notice will be issued at least 15 but not more than 45 days prior to the end of the Guarantee Period. You will receive a notice of the interest rate that will apply if you choose to apply your money to a new Guarantee Period. You may also contact your sales representative or WRNY at 1-800-457-7617 to inquire about the interest rate that would apply to your new Guarantee Period.

During the 30-day period after the end of the Guarantee Period, you may:

(1)	Take no action.

If you take no action:

•

AIM Lifetime Plus and AIM Lifetime Plus II: We will automatically apply your money to a Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be the rate in effect on the 1st day of the new period. If no Guarantee Periods are available at the time the previous Guarantee Period ends, we will transfer your money to the Money Market Variable Sub-Account.

•

Custom Portfolio and SelectDirections: We will automatically apply your money to a Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be the rate in effect on the 1st day of the new period. Under our automatic laddering program (“Automatic Laddering Program”), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select the Automatic Laddering Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering the Automatic Laddering Program at any time.

(2)	Instruct us to apply your money to one or more new Guarantee Periods of your choice.

The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those new Guarantee Periods.

(3)	Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts.

We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment. In addition, we will pay interest from the day the previous Guarantee Period ends until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then available, but no less than the guaranteed minimum annual interest rate of 3%.

Please see the related prospectus for your variable annuity contract for additional information about the Variable Sub-Accounts.

(4)	Withdraw all or a portion of your money.

You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and/or income taxes, including a tax penalty if taken before age 59 1/2. The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be processed as described under (1) above.

MARKET VALUE ADJUSTMENT

All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken or applied during the 30-day period after the Guarantee Period ends, are subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts invested in a Guarantee Period that are paid out as death benefits if the death benefit is calculated outside of the 30-day period after the Guarantee Period ends, as discussed under “Death Benefits.” On the Payout Start Date, any amounts in a Guarantee Period will be subject to a Market Value Adjustment unless the Payout Start Date occurs during the 30-day period after the Guarantee Period ends, as discussed under “Payout Start Date.” After the Payout Start Date, you will no longer be subject to potential Market Value Adjustments.

We will not apply a Market Value Adjustment to a withdrawal you make within the Preferred Withdrawal Amount or to a withdrawal you make to satisfy the IRS minimum distribution rules. We will not apply a Market Value Adjustment to any automatic transfers as part of a dollar cost averaging program.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. “Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you select an initial Guarantee Period of 5 years, and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix I to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

ACCESS TO YOUR MONEY IN A GUARANTEE PERIOD

Generally

You can withdraw some or all of your Contract Value in a Guarantee Period at any time prior to the Payout Start Date. The amount available for withdrawal from a Guarantee Period is the portion of your Contract Value allocated to that Guarantee Period next computed after we receive the request for a withdrawal, adjusted by any Market Value Adjustment, and less any withdrawal charges, any other charges and any taxes that may apply.

You have the opportunity to name the investment option(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment options according to the value of your investments therein, including any Guarantee Periods.

IF YOU FAIL TO NAME THE INVESTMENT OPTIONS FROM WHICH A WITHDRAWAL SHOULD BE TAKEN AND YOU ARE INVESTED IN A GUARANTEE PERIOD AT THAT TIME, AMOUNTS WILL BE DEDUCTED FROM THE GUARANTEE PERIOD. SUCH DEDUCTION MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT.

In general, you must withdraw at least $50 at a time, including any amounts withdrawn from a Guarantee Period. If you request a total withdrawal, you must return your Contract to us.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may delay payments from the Fixed Account for a Guarantee Period for up to 6 months or shorter period if required by law. If we delay payment for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

Preferred Withdrawal Amount

Each Contract Year, you may withdraw up to a certain percentage of aggregate purchase payments from your Contract without incurring a Market Value Adjustment or a withdrawal charge (the “Preferred Withdrawal Amount”). The Preferred Withdrawal Amount is:

•	AIM Lifetime Plus: 10%

•	AIM Lifetime Plus II, Custom Portfolio, SelectDirections: 15%

All withdrawals from a Guarantee Period during a Contract Year in excess of the Preferred Withdrawal Amount are subject to a Market Value Adjustment and may be subject to withdrawal charges. Unused portions of the Preferred Withdrawal Amount are not carried forward to future Contract Years.

Withdrawals from all investment options count against the Preferred Withdrawal Amount, not just withdrawals from Guarantee Periods. To determine whether a withdrawal exceeds the Preferred Withdrawal Amount, all amounts you have withdrawn from the Variable Sub-Accounts, Guarantee Periods, and any other fixed interest investment options available under your Contract in a Contract Year are added together.

Systematic Withdrawal Program

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50.

Systematic withdrawals will reduce, and may even exhaust, the Contract Value. We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

YOU SHOULD CAREFULLY CONSIDER WHETHER TO TAKE SYSTEMATIC WITHDRAWALS FROM THE GUARANTEE PERIODS. SYSTEMATIC WITHDRAWALS MAY REPEATEDLY EXPOSE YOU TO THE RISKS ASSOCIATED WITH PARTIAL WITHDRAWALS, INCLUDING POTENTIAL MARKET VALUE ADJUSTMENTS, WITHDRAWAL CHARGES, AND INCOME TAXES AND TAX PENALTIES.

Minimum Contract Value

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract’s value to the contractual minimum of $1,000. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes. Your Contract will terminate if you withdraw all of your Contract Value.

TRANSFERS TO AND FROM A GUARANTEE PERIOD

Transfers to a Guarantee Period

During the Accumulation Phase, you may transfer Contract Value to a Guarantee Period. The minimum amount that you may transfer into a Guarantee Period is $500.

Transfers from a Guarantee Period (Except Dollar Cost Averaging)

During the Accumulation Phase, you may transfer Contract Value from a Guarantee Period to any other investment options available under your Contract.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

Under the Custom Portfolio and SelectDirections Contracts only, if any transfer reduces your value in a Guarantee Period to less than $500, we will treat it as a transfer of the entire value in such Guarantee Period.

Dollar Cost Averaging Program for Guarantee periods

Under the Dollar Cost Averaging Program, if available under your Contract, you may automatically transfer amounts at regular intervals from a specified Guarantee Period to any Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually.

The following Dollar Cost Averaging Programs for the Guarantee Periods may be available to you:

•	AIM Lifetime Plus: Dollar Cost Averaging for amounts in a 1 year Guarantee Period.

•	AIM Lifetime Plus II: Dollar Cost Averaging for interest credited from the 3, 5, 7, or 10 year Guarantee Periods

•	Custom Portfolio: Not available for Guarantee Periods.

•	SelectDirections: Not available for Guarantee Periods.

Automatic transfers as part of a Dollar Cost Averaging Program are not subject to Market Value Adjustments and do not count against the number of free transfers per Contract Year. There is no charge for enrolling in a Dollar Cost Averaging Program.

You may not use dollar cost averaging to transfer amounts to the Guarantee Periods.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program nor will it prevent or necessarily reduce losses in a declining market.

A MARKET VALUE ADJUSTMENT WILL NOT APPLY TO AUTOMATIC TRANSFERS OUT OF A GUARANTEE PERIOD AS PART OF A DOLLAR COST AVERAGING PROGRAM, BUT WITHDRAWALS, NON-PROGRAM TRANSFERS, ANNUITIZATIONS, AND DEATH BENEFITS MAY OTHERWISE BE SUBJECT TO A MARKET VALUE ADJUSTMENT AS DESCRIBED IN THIS PROSPECTUS.

FEES AND EXPENSES RELATED TO THE GUARANTEE PERIODS

There are no charges that apply specifically to the Guarantee Periods. However, there are charges to which you may be subject when you invest or withdraw amounts in a Guarantee Period, including the following:

Withdrawal Charges. If you withdraw money from your Contract within seven years following the purchase payment being withdrawn, you will be assessed a withdrawal charge of up to 7% (as a percentage of purchase payments withdrawn in excess of the Preferred Withdrawal Amount), declining 1% annually eventually to 0% over that seven year time period. For example, if you make an early withdrawal, you could pay a withdrawal charge of up to $7,000 on a $100,000 investment.

We determine the withdrawal charge by;

•	multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn by

•	the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by any Market Value Adjustment.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower. We do not apply a withdrawal charge in the following situations:

•

on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months, as described further in the related prospectus for your variable annuity contract);

•	payment of the death benefit (unless the Settlement Value is used, as discussed under “Death Benefit” later in this prospectus);

•	withdrawals taken to satisfy IRS minimum distribution rules for the Contract; and

•	withdrawals made after all purchase payments have been withdrawn.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

Example of Withdrawal Charge (Assuming the 10% Preferred Withdrawal Amount Under AIM Lifetime Plus)

Assumptions:

○	Purchase Payments: $20,000 Beginning of Year 1

                      $10,000 Beginning of Year 2

○	Withdrawal: $25,000 End of Contract Year 3
○	Preferred Withdrawal Amount: 10% of payments

Step 1. Calculate the Preferred Withdrawal Amount	Aggregate Purchase Payments = $20,000 + $10,000 = $30,000 Preferred Withdrawal Amount = 0.10 x $30,000 = $3,000

Step 2. Calculate the Market Value Adjustment* *Assume Market Value Adjustment = 0. Separate Market Value Adjustment calculations are provided in this prospectus	$0

Step 3. Calculate the Withdrawal Charge applicable to Year 1 Purchase Payment	0.05 x ($20,000 - $3,000 + $0) = $850

Step 4. Calculate the Withdrawal Charge applicable to Year 2 Purchase Payment	0.06 x ($5,000 - 0 + $0) = $300

Step 5. Total Withdrawal Charge	= $850 + $300 = $1,150

Step 6. Calculate the amount received by the Contract Owner as a result of the withdrawal at the end of Contract Year 3	= $25,000 - $1,150 = $23,850

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

We reserve the right to waive the withdrawal charge with respect to AIM Lifetime Plus Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with ALFS, Inc. (“ALFS”) to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract.

Premium Taxes. Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

Please refer to your Contract specifications page for more information about the fees and expenses to which you are subject.

ANNUITIZING AMOUNTS IN THE GUARANTEE PERIODS

After the Payout Start Date, you will no longer be subject to potential Market Value Adjustments. Provided below is information about Market Value Adjustments that may apply on the Payout Start Date. For additional information about the Payout Phase, including Income Plans and Income Payments, please see your Contract and the related variable annuity prospectus for your Contract.

PAYOUT START DATE

On the Payout Start Date, any amounts in a Guarantee Period will be subject to a Market Value Adjustment unless the Payout Start Date occurs during the 30-day period after the Guarantee Period ends.

The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be:

•	AIM Lifetime Plus and AIM Lifetime Plus II: no later than the Annuitant’s 90th birthday.

•	Custom Portfolio and Select Directions: no later than the Annuitant’s 90th birthday or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may: (a) pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or (b) reduce the frequency of your payments so that each payment will be at least $20. Under the AIM Lifetime Plus II Contract only, we may only take these actions if, in addition to the conditions described in this paragraph, the Contract Owner has not made any purchase payments for at least three years preceding the Payout Start Date.

APPLICATION OF FIXED ACCOUNT GUARANTEE PERIOD VALUE TO AN INCOME PLAN

You must apply Contract Value in the Fixed Account for Guarantee Periods on the Payout Start Date to fixed income payments.

If you wish to apply any portion of your Fixed Account balance for Guarantee Periods to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date.

We guarantee income payment amounts derived from the Fixed Account for Guarantee Periods for the duration of the Income Plan. We calculate the fixed income payments by:

(1)	adjusting the portion of the Contract Value in the Fixed Account for Guarantee Periods on the Payout Start Date by any applicable Market Value Adjustment;

(2)	deducting any applicable premium tax; and

(3)	applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CALCULATION OF THE DEATH BENEFIT

Provided below is information about Market Value Adjustments that may apply when calculating the death benefit. For additional information about the death benefit, including payment options that may be available to a surviving Contract Owner or a Beneficiary, please see your Contract and the related variable annuity prospectus for your Contract.

WHEN THE DEATH BENEFIT BECOMES PAYABLE

We will pay a death benefit if, prior to the Payout Start Date:

(1)	any Contract owner dies; or

(2)	the Annuitant dies, if the Contract owner is not a living person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon death of an Annuitant, we will pay the death benefit to the current Contract owner.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

•	a certified copy of a death certificate; or

•	a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

•	any other proof acceptable to us.

DEATH BENEFIT AMOUNT

Death Benefit Amount – AIM Lifetime Plus, Custom Portfolio, and SelectDirections

The death benefit is equal to the greatest of:

(1)	the Contract Value as of the date we determine the death benefit.

(2)	the Settlement Value (i.e., the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit.

(3)

the Contract Value on the Death Benefit Anniversary immediately preceding the date we determine the death benefit, increased by purchase payments made since that Anniversary and reduced by (1) any charges and (2):

•	in the case of AIM Lifetime Plus, the amount of any partial withdrawals since that Anniversary (calculated on a dollar-for-dollar basis).

•	in the case of Custom Portfolio and SelectDirections, the amount of any withdrawal adjustment (calculated on a proportionate basis as described below) since that Anniversary.

(4)

the greatest of the Anniversary Values as of the date we determine the death benefit. An “Anniversary Value” is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by:

•	in the case of AIM Lifetime Plus, the amount of any partial withdrawals since that Anniversary (calculated on a dollar-for-dollar basis).

•	in the case of Custom Portfolio and SelectDirections, the amount of any withdrawal adjustment (calculated on a proportionate basis as described below) since that Anniversary.

Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of: (i) the date we determine the death benefit; or (ii) the deceased’s 75th birthday or 5 years after the Issue Date, if later.

We will determine the value of the death benefit as of the end of the business day on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on a business day, we will process the request as of the end of the following Valuation Date.

For Custom Portfolio and SelectDirections Contracts only, if we do not receive a complete request for payment of the death benefit within 180 days of the date of death, items (3) and (4) above will no longer be available and the death benefit will be the greater of items (1) or (2). We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which items (3) and (4) are available.

Withdrawal Adjustment (Custom Portfolio and SelectDirections Only). The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)	= the withdrawal amount,

(b)	= the Contract Value immediately prior to the withdrawal, and

(c)	= the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix II for an example of the withdrawal adjustment.

Application of Market Value Adjustment in Settlement Value. In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period

ONLY IN THE CASE OF AIM LIFETIME PLUS CONTRACTS MAY THE MARKET VALUE ADJUSTMENT APPLIED TO SETTLMENT VALUE BE POSITIVE OR NEGATIVE. FOR ALL OTHER CONTRACTS, THE MARKET VALUE ADJUSTMENT APPLIED TO SETTLMENT VALUE CAN BE POSITIVE OR ZERO, BUT CANNOT BE NEGATIVE.

The Settlement Value will reflect deduction of any applicable charges and premium taxes.

Death Benefit Amount – AIM Lifetime Plus II

The death benefit is equal to the greatest of:

(1)	the Contract Value as of the date we determine the death benefit.

(2)	the Settlement Value (i.e., the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit.

(3)	the sum of all purchase payments reduced by a withdrawal adjustment (calculated on a proportionate basis as described below).

(4)

the greatest of the Contract Value on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as described below.

(5)	If the optional Enhanced Death Benefit has been elected, the amount payable under the Enhanced Death Benefit.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract owner’s or the oldest Annuitant’s, if the Contract owner is not a living person, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit only for purchase payments and withdrawals. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on a Valuation Date, we will process the request as of the end of the following Valuation Date.

Withdrawal Adjustment. The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)	= the withdrawal amount,

(b)	= the Contract Value immediately prior to the withdrawal, and

(c)	= the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix II for an example of the withdrawal adjustment.

Application of Market Value Adjustment in Settlement Value. In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period.

THE MARKET VALUE ADJUSTMENT APPLIED TO SETTLEMENT VALUE CAN BE POSITIVE OR ZERO, BUT CANNOT BE NEGATIVE.

TAX INFORMATION

The Guarantee Periods described in this prospectus are no longer available to new contract purchasers. The Guarantee Periods were only available through the purchase of certain variable annuity contracts, which are also no longer available to new purchasers. It is important to understand the tax implications of owning a variable annuity, as well as investing in a Guarantee Period subject to market value adjustments. The variable annuity contract prospectus you purchased also contains important tax information.

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax advisor. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money — generally for retirement purposes. If you invest in a variable annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the Internal Revenue Code, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

Variable Annuities in General

Tax law imposes several requirements that variable annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Diversification Requirements. The Internal Revenue Code (Code) requires that the investments of each investment division of the separate account underlying the Contracts be “adequately diversified” in order for the Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that each investment division, through the fund in which it invests, will satisfy these diversification requirements.

Owner Control. In certain circumstances, owners of variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is limited guidance in this area, and some features of our Contracts, such as the flexibility of an owner to allocate premium payments and transfer amounts among the investment divisions of the separate account, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give Owners investment control over separate account assets, we reserve the right to modify the Contracts as necessary to prevent an Owner from being treated as the Owner of the separate account assets supporting the Contract.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an owner of the Contract. Specifically, section 72(s) requires that (a) if any owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such owner’s death; and (b) if any owner dies prior to the annuity starting date, the entire interest in the contract will be distributed within five years after the date of such owner’s death. These requirements will be considered satisfied as to any portion of an owner’s interest which is payable to or for the benefit of a designated beneficiary and which is distributed over the life of such designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of the owner’s death. The designated beneficiary refers to a natural person designated by the owner as a beneficiary and to whom ownership of the contract passes by reason of death. However, if the designated beneficiary is the surviving spouse of the deceased owner, the contract may be continued with the surviving spouse as the new owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non- Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the premiums or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the account value immediately before the distribution over the Owner’s investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The account value immediately before a withdrawal may have to be increased by any positive Market Value Adjustments that result from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Market Value Adjustments, and you may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract’’ to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payments paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract, there may be imposed a federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions:

•	made on or after the taxpayer reaches age 59 1/2

•	made on or after the death of an Owner;

•	attributable to the taxpayer’s becoming disabled; or

•	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

Annuity Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the designation of an annuitant other than the owner, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner’s income when a taxable distribution occurs.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. If you own a Qualified Contract, your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract’’ to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payments paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

In the case of a distribution from a Qualified Contract taken before you reach age 59 1/2, there may be imposed a federal tax penalty equal to ten percent of the amount treated as income. There are a number of exceptions. Consult a tax adviser.

Qualified Contracts have required minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirements plan, adoption agreement, or consult a tax advisor for more information about these distribution rules. The SECURE Act and SECURE 2.0 Act were passed as part of the comprehensive government appropriations bills in 2019 and 2022, respectively (referred to collectively as the “SECURE Act”). The SECURE Act makes significant changes to laws affecting retirement plans, including the required minimum distribution rules. In particular,

•

The SECURE Act limits the availability of the “stretch” feature for non-spouse beneficiaries of IRAs and defined contribution retirement plans. Most non-spouse beneficiaries will no longer be able to satisfy the RMD rules with lifetime distributions, but will have to take their distributions within ten years. Certain exceptions apply to “eligible designated beneficiaries which include disabled and chronically ill individuals, individuals who are ten or less years younger than the deceased individual, and children who have not reached the age of majority. This change applies to distributions to designated beneficiaries of individuals who die on and after January 1, 2020.

•

The age on which RMDs generally must begin based on the individual’s applicable age. If the individual attains (1) age 70 1⁄2 before 2020, the applicable age is 70 1⁄2; (2) age 72 during or after 2020 but before 2023, the applicable age is 72; (3) age 72 during or after 2023 and age 73 before 2033, the applicable age is 73; or (4) age 74 after 2032, the applicable age is 75.

Consult your tax adviser if you think you may be affected by these changes.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions. However, “Eligible rollover distributions” from certain Qualified Contracts are subject to a mandatory federal Income tax withholding of 20% unless directly rolled over to an eligible retirement plan.

Federal Estate, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

The federal estate tax, gift tax, and GST tax exemptions and maximum rates may be adjusted each year.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Definition of Spouse under Federal Law

The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes.

Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity purchases by nonresident aliens and foreign corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Foreign Tax Credits

We may benefit from any foreign tax credits attributable to taxes paid by certain Funds to foreign jurisdictions to the extent permitted under Federal tax law.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

DISTRIBUTION OF THE CONTRACTS

For additional distribution information, please see the related variable annuity prospectus for your Contract. There is no additional plan of distribution or sales compensation with respect to the Guarantee Periods.

The principal underwriter for all of the Contracts is Everlake Distributors, LLC (f/ka/a Allstate Distributors, L.L.C.) (“Everlake”), a wholly-owned subsidiary of Everlake Life Insurance Company. Everlake is a registered broker dealers under the Exchange Act, and are members of the Financial Industry Regulatory Authority. Everlake is not required to sell any specific number or dollar amount of securities. The underwriting agreement provides that we will reimburse Everlake for any liability to Contract owners arising out of services rendered or Contracts issued. Additional information about the underwriting agreement with Everlake, including sales compensation, is included under “Distribution” in the appropriate variable annuity contract prospectus and in the statement of additional information that relates to that prospectus. This information applies regardless of whether you choose to invest in the Guarantee Periods, and there is no additional plan of distribution or sales compensation with respect to the Guarantee Periods.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

WRNY is a New York domestic life insurance company licensed in all fifty states, the District of Columbia and the U.S. Virgin Islands. As part of Wilton Re Group’s In Force Solutions business, the Company was formed in September 2006 through the acquisition by the Wilton Re Group of three New York domestic life insurance companies: North American Company for Life and Health Insurance of New York (“NANY”), Utica National Life Insurance Company (“Utica Life”), and The American Life Insurance Company of New York (“ALNY” and, together with NANY and Utica Life, the “Constituent Companies”) which companies were merged upon acquisition. ALNY was the surviving company and its name was changed to WRNY. On December 31, 2007, Keystone State Life Insurance Company was merged with and into WRNY. In the fourth quarter of 2021, ALICNY was acquired by WRAC and merged with and into WRNY.

Products

As of December 31, 2022, WRNY had approximately 265,275 policies and annuity contracts in force with $2.3 billion of total life and annuity net reserves. WRNY does not issue new business and the policies that remain in force include life, annuities, accident and health and disability income.

From time to time and subject to receipt of any required regulatory consents or approvals, the Company expects that it may participate – through reinsurance arrangements or otherwise – in the acquisition of additional blocks of business as part of and through Wilton Re Group’s In Force Solutions business. WRNY currently does not intend to write any new business and expects to run off its in force business.

Regulation

State Regulation

WRNY is subject to extensive state regulation, primarily, but not exclusively, from the New York State Department of Financial Services (“NYDFS”). The methods, extent and substance of such regulation has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to the NYDFS. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer insolvency and statutory surplus sufficiency, reserve adequacy, insurance company licensing and examination, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting, methods, trade practices, privacy regulation and data security, corporate governance and risk management. Further, the NYDFS cybersecurity regulation and the National Association of Insurance Commissioners (“NAIC”) Insurance Data Security Model Law, which has been adopted in some form by several states, establish standards for data security and for the investigation of and notification to insurance commissioners of cybersecurity events.

Insurance Holding Company Regulation

WRNY is a direct wholly-owned subsidiary of WRAC, a holding company organized under the laws of Minnesota, which in turn is a wholly-owned subsidiary of Wilton Re US Holdings, Inc., a holding company organized under the laws of Delaware, with the ultimate controlling parent being WRL. WRL is the lead entity of the Wilton Re group of companies. As such, WRL is subject to the insurance holding company acts of each of the states of domicile of its insurance subsidiaries and affiliates. All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within that system. Generally, under such laws, transactions within the insurance holding company system to which the Company’s operating insurance companies are a party must be fair and reasonable, and, if material or of a specified category, they require prior notice and approval or non-disapproval by the state of domicile of each insurance company that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.

NAIC

The NAIC is an organization, the mandate of which is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Manual. However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the NAIC Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of the Company.

Some of the NAIC pronouncements, particularly as they affect accounting issues, take effect automatically in the various states without affirmative action by the states. Statutes, regulations and interpretations may be applied with retroactive impact, particularly in areas such as accounting and reserve requirements. The NAIC continues to work to reform state regulation in various areas, including comprehensive reforms relating to certain reserving practices.

The Company is subject to the ORSA Model Act, which has been enacted by the domiciliary state and requires insurance companies to assess the adequacy of their and their group’s risk management and current and future solvency position. Under the ORSA Model Act, certain insurers must undertake an internal risk management review at least annually (and also at any time when there are significant changes to the risk profile of the insurer or its insurance group), in accordance with the NAIC’s ORSA Guidance Manual, and prepare an ORSA Report assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report is required to be filed with a company’s lead state regulator and made available to other domiciliary regulators within the holding company system.

The Company is subject to the Corporate Governance Model Act, a form of which has been enacted in New York and requires an insurer to provide an annual disclosure regarding its corporate governance practices to its lead state and/or domestic regulator. The Company is in compliance with the Corporate Governance Model Act as adopted by New York.

Federal Regulation

Although the insurance business in the United States is primarily regulated by the states, federal initiatives can affect the business of the Company in a variety of ways. From time to time, federal measures are proposed which may significantly affect the insurance business. These areas include financial services regulation, securities regulation, derivatives regulation, pension regulation, money laundering, privacy regulation, taxation and the economic and trade sanctions implemented by the Office of Foreign Assets Control (“OFAC”). OFAC maintains and enforces economic sanctions against certain foreign countries and groups and prohibits U.S. persons from engaging in certain transactions with certain persons or entities. OFAC has imposed civil penalties on persons, including insurance and reinsurance companies, arising from violations of its economic sanctions program. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies.

As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Dodd-Frank created the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council (“FSOC”), represents the U.S. on international insurance matters, and studies the current regulatory system.

Description of Property

WRNY occupies office space in Rye Brook, New York, that is owned or leased by WRNY and Norwalk, Connecticut that is owned or leased by Wilton Re Services, Inc.. Expenses associated with these facilities are allocated to WRNY. We believe that these facilities are suitable and adequate for our current operations.

Legal Proceedings

See Note 10 of the financial statements of WRNY as of and for the three years ended December 31, 2022, 2021 and 2020 included in this prospectus for information about legal proceedings.

Caution Regarding Forward-Looking Statements

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments. In addition, forward-looking statements are subject to certain risks or uncertainties that could cause actual results to differ materially from those communicated in these forward-looking statements.

Risk Factors

Risks are categorized by (1) insurance and financial services, (2) business, strategy and operations and (3) macro, regulatory and risk environment. Many risks may affect more than one category and are included where the impact is most significant. Consider these cautionary statements carefully together with other information discussed in this prospectus.

Insurance and financial services

Changes in reserve estimates could materially affect our results of operations and financial condition

WRNY uses long-term assumptions, including future investment yields, mortality, morbidity, persistency and expenses in pricing and valuation. If experience differs significantly from assumptions, adjustments to reserves may be required that could have a material adverse effect on our results of operations and financial condition.

WRNY may not be able to mitigate the capital impact associated with statutory reserving and capital requirements

Regulatory capital and reserving requirements affect the amount of capital required. Changes to capital or reserving requirements or regulatory interpretations may result in holding additional capital and could require us to increase prices, and/or accept a return on equity below original levels assumed in pricing.

A downgrade in financial strength ratings may have an adverse effect on our business

Financial strength ratings are important factors in establishing the competitive position of insurance companies. Rating agencies could downgrade or change the outlook on our ratings due to:

•	Changes in statutory capital
•	Changes in a rating agency’s determination of the amount of capital required to maintain a particular rating
•

Increases in the perceived risk of our investment portfolio, a reduced confidence in management or our business strategy, as well as a number of other considerations that may or may not be under our control

•	Changes in ownership resulting from divestiture of business

A downgrade in our rating could have a material effect on retention, liquidity and results of operations and financial condition.

Changes in tax laws may adversely affect profitability of life insurance products

Changes in taxation of life insurance products could result in the surrender of some existing contracts and policies, which may have a material effect on our profitability and financial condition.

Our investment portfolio is subject to market risk and declines in quality which may adversely affect or create volatility in our investment income and cause realized and unrealized losses

We continually evaluate investment management strategies since we are subject to risk of loss due to adverse changes in interest rates, credit spreads, equity prices, real estate values, currency exchange rates and liquidity. Adverse changes may occur due to changes in monetary and fiscal policy and the economic climate, liquidity of a market or market segment, investor return expectations or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness. Adverse changes in market conditions could cause the value of our investments to decrease significantly and impact our results of operations and financial condition.

Our investments are subject to risks associated with economic and capital market conditions and factors that may be unique to our portfolio, including:

•	General weakening of the economy, which is typically reflected through higher credit spreads and lower equity and real estate valuations
•	Declines in credit quality including issuer defaults
•	Declines in market interest rates, credit spreads or sustained low interest rates could lead to further declines in portfolio yields and investment income
•

Increases in market interest rates, credit spreads or a decrease in liquidity could have an adverse effect on the value of our fixed income securities that comprise a substantial majority of our investment portfolio

•

Poor performance of general partners and underlying investments unrelated to general market or economic conditions could lead to declines in investment income and cause realized losses in our limited partnership interests

•	Concentration in any particular issuer, industry, collateral type, group of related industries, geographic sector or risk type

The amount and timing of net investment income, capital contributions and distributions from our limited partnership interests, can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions. Additionally, these investments are less liquid than similar, publicly-traded investments and a decline in market liquidity could impact our ability to sell them at their current carrying values.

Determination of the fair value and amount of credit losses for investments includes subjective judgments and could materially impact our results of operations and financial condition

The valuation of the portfolio is subjective, and the value of assets may differ from the actual amount received upon the sale of an asset. The degree of judgment required in determining fair values increases when:

•	Market observable information is less readily available
•	The use of different valuation assumptions may have a material effect on the assets’ fair values
•	Changing market conditions could materially affect the fair value of investments

The determination of the amount of credit losses varies by investment type and is based on ongoing evaluation and assessment of known and inherent risks associated with the respective asset class or investment.

Such evaluations and assessments are highly judgmental and are revised as conditions change and new information becomes available.

We update our evaluations regularly and reflect changes in credit losses in our results of operations. Our conclusions may ultimately prove to be incorrect as assumptions, facts and circumstances change. Historical loss trends, consideration of current conditions, and forecasts may not be indicative of future changes in credit losses and additional amounts may need to be recorded in the future.

Changes in market interest rates or performance-based investment returns may lead to a significant decrease in the profitability of our spread-based products

Spread-based products, such as fixed annuities, are dependent upon maintaining profitable spreads between investment returns and interest crediting rates. When market interest rates decrease or remain at low levels, investment income may decline. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields.

Increases in market interest rates can lead to increased surrenders at a time when fixed income investment asset values are lower due to the increase in interest rates. Liquidating investments to fund surrenders could result in a loss that would adversely impact results of operations.

Failure to appropriately match asset and liability durations could lead to an inability to maintain profitable spreads between investment returns and interest crediting rates.

Net investment income, capital contributions and distributions from limited partnership investments can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions.

Business, strategy and operations

Reinsurance subjects us to counterparty risk and may not be adequate to protect us against losses arising from ceded insurance

Collecting from reinsurers is subject to uncertainty arising from whether reinsurers or their affiliates have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to recover from a reinsurer could have a material effect on our results of operations and financial condition.

Divestitures of businesses may not produce anticipated benefits

We may divest portions of our businesses either through a sale or financial arrangements. These transactions may result in continued financial involvement in the divested businesses, such as through reinsurance, guarantees or other financial arrangements, following the transaction. If the acquiring companies do not perform under the arrangements, our financial results could be negatively impacted.

Macro, regulatory and risk environment

Conditions in the global economy and capital markets could adversely affect our business and results of operations

Global economic and capital market conditions could adversely impact returns on our investment portfolio and results of operations. The conditions that would have the largest impact on our business include:

•	Low or negative economic growth
•	Sustained low interest rates
•	Rising inflation resulting in sharply higher interest rates
•	Substantial increases in delinquencies or defaults on debt
•	Significant downturns in the market value or liquidity of our investment portfolio

Stressed conditions, volatility and disruptions in global capital markets or financial asset classes could adversely affect our investment portfolio.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or obtain credit on acceptable terms

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. Our access to additional financing depends on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. In such circumstances, our ability to obtain capital to fund operating expenses may be limited, and the cost of any such capital may be significant.

A large-scale pandemic, the occurrence of terrorism, military actions, social unrest or other actions may have an adverse effect on our business

A large-scale pandemic, such as the Coronavirus and its impacts, the occurrence of terrorism, military actions, social unrest or other actions, may result in loss of life, property damage, and disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets, changes in interest rates, reduced liquidity and economic activity caused by a large-scale pandemic. Additionally, a large-scale pandemic or terrorist act could have a material effect on liquidity and operating results.

The Coronavirus resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which have included the implementation of travel restrictions, government-imposed shelter-in-place orders, quarantine periods, social distancing, and restrictions on large gatherings, have caused material disruption to businesses globally, resulting in increased unemployment, a recession and increased economic uncertainty. Additionally, there is no way of predicting with certainty how long the pandemic might last, including the potential for restrictions being restored or new restrictions being implemented that could result in further economic volatility.

The failure in cyber or other information security controls, as well as the occurrence of events unanticipated in our disaster recovery processes and business continuity planning, could result in a loss or disclosure of confidential information, damage to our reputation, additional costs and impair our ability to conduct business effectively

We depend heavily on computer systems, mathematical algorithms and data to perform necessary business functions. There are threats that could impact our ability to protect our data and systems; if the threats are successful, they could impact confidentiality, integrity and availability:

•	Confidentiality - protecting our data from disclosure to unauthorized parties
•	Integrity - ensuring data is not changed accidentally or without authorization and is accurate
•	Availability - ensuring our data and systems are accessible to meet our business needs

We collect, use, store or transmit a large amount of confidential, proprietary and other information (including personal information of customers or employees) in connection with the operation of our business. Systems are subject to increased attempted cyberattacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering.

We constantly defend against threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. Events like these could jeopardize the information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties or customer dissatisfaction.

These risks may increase in the future as threats become more sophisticated and we continue to expand internet and mobile strategies, develop additional remote connectivity solutions to serve our employees and customers and build and maintain an integrated digital enterprise. Our increased use of third-party services (e.g., cloud technology and software as a service) can make it more difficult to identify and respond to cyberattacks in any of the above situations. Although we may review and assess third-party vendor cybersecurity controls, our efforts may not be successful in preventing or mitigating the effects of such events. Third parties to whom we outsource certain functions are also subject to cybersecurity risks.

Personal information is subject to an increasing number of federal, state, local and international laws and regulations regarding privacy and data security, as well as contractual commitments. Any failure or perceived failure by us to comply with such obligations may result in governmental enforcement actions and fines, litigation or public statements against us by consumer advocacy groups or others and could cause our employees and customers to lose trust in us, which could have an adverse effect on our reputation and business.

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.

We are subject to extensive regulation, and potential further restrictive regulation may increase operating costs and limit growth

We operate in the highly regulated insurance sector and are subject to extensive laws and regulations that are complex and subject to change. Changes may lead to additional expenses, increased legal exposure, or increased reserve or capital requirements limiting our ability to grow or to achieve targeted profitability. Moreover, laws and regulations are administered and enforced by governmental authorities that exercise interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general as well as federal agencies including the SEC, the

Financial Industry Regulatory Authority, the Department of Labor, and the U.S. Department of Justice. Consequently, compliance with one regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue.

In addition, there is risk that one regulator’s or enforcement authority’s interpretation of a legal issue may change to our detriment. There is also a risk that changes in the overall legal environment may cause us to change our views regarding the actions we need to take from a legal risk management perspective. This could necessitate changes to our practices that may adversely impact our business. In some cases, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. These laws and regulations may limit our ability to grow or to improve the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry.

The Federal Insurance Office and Financial Stability Oversight Council have been established and the federal government may enact reforms that affect the state insurance regulatory framework. The potential impact of state or federal measures that change the nature or scope of insurance and financial regulation is uncertain but may make it more expensive for us to conduct business and limit our ability to grow or achieve profitability.

Losses from legal and regulatory actions may be material to our results of operations, cash flows and financial condition

From time to time, we are involved in various legal actions, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in any of these matters, the ultimate liability may be more than amounts currently accrued, and may be material to our results of operations, cash flows and financial condition.

Changes in or the application of accounting standards issued by standard-setting bodies and changes in tax laws may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of accounting principles that are periodically revised, interpreted and/or expanded. Accordingly, we may be required to adopt new guidance or interpretations, which may have a material effect on our results of operations and financial condition and could adversely impact financial strength ratings.

•

Pending changes to accounting for long-duration insurance contracts such as traditional life, life-contingent immediate annuities and certain voluntary accident and health insurance products will have a material effect on reserves and could adversely impact financial strength ratings

•	Realization of our deferred tax assets assumes that we can fully utilize the deductions recognized for tax purposes; we may recognize additional tax expense if these assets are not fully utilized
•	New tax legislative initiatives may be enacted that may impact our effective tax rate and could adversely affect our tax positions or tax liabilities

Loss of key vendor relationships or failure of a vendor to protect our data, confidential and proprietary information, or personal information of our customers or employees could adversely affect our operations

We rely on services and products provided by many vendors in the U.S. and abroad. These include, vendors of computer hardware, software, cloud technology and software as a service, as well as vendors and/or outsourcing of services such as:

•	Call center services
•	Human resource benefits management
•	Information technology support
•	Investment management services

If any vendor becomes unable to continue to provide products or services, or fails to protect our confidential, proprietary, and other information, we may suffer operational impairments and financial losses.

Our ability to attract, develop, and retain talent to maintain appropriate staffing levels, and establish a successful work culture is critical to our success

Competition from within the insurance industry and from other industries, including the technology sector, for qualified employees with highly specialized knowledge in areas such as underwriting, data and analytics, technology and e-commerce has often been intense and we have experienced increased competition in hiring and retaining employees.

Factors that affect our ability to attract and retain such employees include:

•	Compensation and benefits
•	Training and re-skilling programs
•	Reputation as a successful business with a culture of fair hiring, and of training and promoting qualified employees
•	Recognition of and response to changing trends and other circumstances that affect employees

The unexpected loss of key personnel could have a material adverse impact on our business because of the loss of their skills, knowledge of our products and offerings and years of industry experience and, in some cases, the difficulty of promptly finding qualified replacement personnel.

Misconduct or fraudulent acts by employees, agents and third parties may expose us to financial loss, disruption of business, regulatory assessments and reputational harm

The company and the insurance industry are inherently susceptible to past and future misconduct or fraudulent activities by employees, representative agents, vendors, customers and other third parties. These activities could include:

•	Fraud against the company, its employees and its customers through illegal or prohibited activities
•	Unauthorized acts or representations, unauthorized use or disclosure of personal or proprietary information, deception, and misappropriation of funds or other benefits

Financial Statements and Notes to Financial Statements

The financial statements of Wilton Reassurance Life Company of New York as of and for each of the three years ended December 31, 2022, 2021 and 2020 and the accompanying Report of Independent Auditors.

The financial statements of Wilton Reassurance Life Company of New York are presented in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services.

Wilton Reassurance Life

Company of New York

Statutory-Basis Financial Statements

As of December 31, 2022 and 2021 and for the

Years Ended December 31, 2022, 2021 and 2020

Independent Auditor’s Report

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

Page
INDEPENDENT AUDITOR’S REPORT	32-33

STATUTORY-BASIS FINANCIAL STATEMENTS

Balance Sheets	34

Statements of Operations	35

Statements of Changes in Capital and Surplus	36

Statements of Cash Flows	37-38

Notes to Statutory-Basis Financial Statements	39-73

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

Wilton Reassurance Life Company of New York:

Opinions

We have audited the statutory-basis financial statements of Wilton Reassurance Life Company of New York (the “Company”), which comprise the statutory-basis balance sheets as of December 31, 2022 and 2021, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2022, and the related notes to the statutory-basis financial statements (collectively referred to as the “statutory-basis financial statements”).

Unmodified Opinion on Statutory-Basis of Accounting

In our opinion, the accompanying statutory-basis financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 1.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the statutory-basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2022 and 2021, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2022.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 1 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the New York State Department of Financial Services. The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 1 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.

Responsibilities of Management for the Statutory-Basis Financial Statements

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the statutory-basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the statutory-basis financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements

Our objectives are to obtain reasonable assurance about whether the statutory-basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory-basis financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory-basis financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory-basis financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

April 11, 2023

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS BALANCE SHEETS

AS OF DECEMBER 31, 2022 AND 2021

(Amounts in thousands of US Dollars, except share amounts)

	2022	2021
Admitted assets

Cash and invested assets:
Bonds	$5,512,016	$5,838,302
Preferred stocks	103,612	100,844
Common stocks	11,648	8,198
Mortgage loans on real estate	419,711	461,111
Cash, cash equivalents, and short-term investments	119,148	174,128
Policy loans	27,862	29,246
Other invested assets	455,753	390,856
Receivables for securities	12,408	2,593

Total cash and invested assets	6,662,158	7,005,278

Accrued investment income	53,463	50,463
Deferred and uncollected life premiums—net of loading of $1,955 and $2,248 at December 31, 2022 and 2021, respectively	12,268	16,023
Reinsurance recoverable	3,964	5,711
Net deferred tax assets	13,899	-
Other assets	9,235	8,767

Separate account assets	355,922	429,520

Total admitted assets	$7,110,909	$7,515,762

Liabilities
Policy and contract liabilities
Life, annuity and accident & health reserves	$2,317,508	$2,390,822
Policy and contract claims	20,111	22,131
Policyholders’ funds	12,914	12,434

Total policy and contract liabilities	2,350,533	2,425,387

Other amounts payable on reinsurance	30,756	95,126
Interest maintenance reserve	-	27,431
Accounts payable and general expenses due and accrued	17,683	14,117
Current federal income taxes	4,425	12,585
Amounts withheld or retained by company as agent or trustee	695	665
Remittances not allocated	12,415	15,034
Asset valuation reserve	80,740	115,721
Reinsurance in unauthorized and certified companies	1,855	2,499
Funds held under reinsurance treaties	3,945,469	3,983,353
Payable to parent and affiliates	3,216	4,524
Payable for securities	12	6,638
Net deferred tax liabilities	-	11,150
Other liabilities	17,755	44,396
Separate account liabilities	355,922	429,520

Total liabilities	6,821,476	7,188,146

Capital and Surplus:
Common stock, $4.55 par value—authorized, 1,100,000 shares; issued and outstanding, 550,000 shares	2,503	2,503
Paid-in surplus	208,946	282,946
Unassigned surplus and special surplus funds	77,984	42,167

Total capital and surplus	289,433	327,616

Total liabilities and capital and surplus	$7,110,909	$7,515,762

See accompanying notes to statutory-basis financial statements.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

(Amounts in thousands of US Dollars)

	2022	2021	2020
Premiums and other revenues
Life, annuity and health premiums	$79,872	$(4,000,028)	$181,266
Consideration for supplementary contracts with life contingencies	850	1,307	1,014
Net investment income	303,797	296,084	308,724
Amortization of interest maintenance reserve	(1,339)	8,161	8,058
Commissions and expense allowances on reinsurance ceded	26,483	(172,702)	3,146
Other revenues (expenses) – net	(16,790)	(12,136)	(21,295)

Total premiums and other revenues	392,873	(3,879,314)	480,913

Benefits paid or provided
Death benefits	54,280	90,258	102,723
Annuity benefits	50,537	131,037	164,611
Surrender benefits and withdrawals	123,859	108,133	110,152
Payments on supplementary contracts with life contingencies	1,521	1,442	1,404
Interest and adjustments on contract or deposit-type contract funds	711	11,756	18,288
Change in life, annuity and accident & health reserves	(73,313)	(2,869,590)	96,842
Other benefits	1,273	6,408	13,088

Total benefits paid or provided	158,868	(2,520,556)	507,108

Insurance expenses and other deductions
Commissions and expense allowances	2,849	12,580	11,387
General insurance expenses	30,960	35,198	40,896
Insurance taxes, licenses, and fees	6,734	7,690	8,519
(Increase) decrease in loading on deferred and uncollected premiums	293	3,322	122
Funds held interest ceded	149,377	33,140	318
Net transfer to or (from) separate accounts	(25,918)	(45,320)	(37,105)
Other	(6)	205	505

Total insurance expenses and other deductions	164,289	46,815	24,642

Gain (Loss) from operations before federal income taxes and net realized capital gains (losses)	69,716	(1,405,573)	(50,837)

Income tax expenses (benefits)	18,675	(336,277)	8,787

Gain (Loss) from operations before net realized capital gains (losses)	51,041	(1,069,296)	(59,624)

Net realized capital gains (losses)	(8,346)	138,065	(17,938)

Net gain (loss)	$42,695	$(931,231)	$(77,562)

See accompanying notes to statutory-basis financial statements.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

(Amounts in thousands of US Dollars)

	Common Stock	Paid-In Surplus	Unassigned Surplus and Special Surplus Funds	Total Capital and Surplus
Balances—December 31, 2019	$2,503	$208,099	$517,273	$727,875

Net gain (loss)	-	-	(77,562)	(77,562)
Change in unrealized capital gains (losses)	-	-	(875)	(875)
Change in net deferred income tax	-	-	24,003	24,003
Change in nonadmitted assets	-	-	(21,056)	(21,056)
Change in liability for reinsurance in unauthorized and certified companies	-	-	(134)	(134)
Change in reserve on account of change in valuation basis	-	-	(5,902)	(5,902)
Change in asset valuation reserve	-	-	1,467	1,467

Balances—December 31, 2020	2,503	208,099	437,214	647,816

Net gain (loss)	-	-	(931,231)	(931,231)
Change in unrealized capital gains (losses)	-	-	(42,112)	(42,112)
Change in net deferred income tax	-	-	(107,690)	(107,690)
Change in nonadmitted assets	-	-	51,796	51,796
Change in liability for reinsurance in unauthorized and certified companies	-	-	(279)	(279)
Change in asset valuation reserve	-	-	36,718	36,718
Change in surplus as a result of reinsurance	-	-	12,598	12,598
Contribution of paid-in surplus	-	660,000	-	660,000
Quasi-Reorganization	-	(585,153)	585,153	-

Balances—December 31, 2021	2,503	282,946	42,167	327,616

Net gain (loss)	-	-	42,695	42,695
Change in unrealized capital gains (losses)	-	-	(39,339)	(39,339)
Change in net deferred income tax	-	-	14,593	14,593
Change in nonadmitted assets	-	-	(74,017)	(74,017)
Change in liability for reinsurance in unauthorized and certified companies	-	-	644	644
Change in asset valuation reserve	-	-	34,981	34,981
Change in surplus as a result of reinsurance	-	-	56,850	56,850
Return of paid-in surplus	-	(74,000)	-	(74,000)
Other	-	-	(590)	(590)

Balances—December 31, 2022	$2,503	$208,946	$77,984	$289,433

See accompanying notes to statutory-basis financial statements.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

(Amounts in thousands of US Dollars)

	2022	2021	2020
Operations

Premiums collected net of reinsurance	$84,173	$(176,482)	$183,056
Net investment income received	281,557	283,225	281,358
Miscellaneous income received (loss paid)	26,091	(157,342)	(7,190)
Benefits and losses paid	(315,379)	(308,320)	(423,325)
Net transfers from separate accounts	20,833	59,108	32,852
Commissions and expenses paid	(186,225)	(88,410)	(62,232)
Dividends paid to policyholders	(13)	(45)	(31)
Federal income taxes received (paid)	(7,748)	305,036	(36,244)

Net cash provided by (used in) operations	(96,711)	(83,230)	(31,756)

Investment activities
Proceeds from sales, maturities, or repayments of investments:
Bonds	2,763,802	964,765	1,186,898
Stocks	21,582	340,582	134,165
Mortgage loans on real estate	96,257	208,498	118,853
Other invested assets	8,659	306,304	46,196
Net gains (losses) on cash, cash equivalents and short-term investments	-	2	(193)
Miscellaneous proceeds	-	7,268	-

Total investment proceeds	2,890,300	1,827,419	1,485,919
Cost of investments acquired:
Bonds	2,547,620	1,896,579	1,135,313
Stocks	52,168	126,407	189,682
Mortgage loans on real estate	59,022	22,560	22,883
Other invested assets	96,348	175,619	67,164
Miscellaneous applications	20,213	-	7,427

Total cost of investments acquired	2,775,371	2,221,165	1,422,469
Increase (decrease) in policy loans	(1,480)	(2,699)	(1,831)

Net cash provided by (used in) investment activities	116,409	(391,047)	65,281

Financing and miscellaneous activities
Capital and paid in surplus	(74,000)	660,000	-
Net inflow (withdrawal) on deposit type contracts	481	(34,900)	(46,542)
Other cash provided (applied)	(1,159)	(124,493)	(75,257)

Net cash provided by (used in) financing and miscellaneous activities	(74,678)	500,607	(121,799)

Net increase (decrease) in cash, cash equivalents and short-term investments	(54,980)	26,330	(88,274)

Cash, cash equivalents and short-term investments

Beginning of year	174,128	147,798	236,072

End of year	$119,148	$174,128	$147,798

(Continued)

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

STATUTORY-BASIS STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

(Amounts in thousands of US Dollars)

	2022	2021	2020

Cash flow information for non-cash transactions
Exchanges of invested assets reported as purchases and sales	$96,588	$44,408	$117,285
Investment reclassifications	5,705	-	-
Unamortized reinsurance gain	2,105	12,598	-
Write off unrecoverable tax asset	590	-	-
Prepaid reinsurance	55	-	-
Initial reinsurance transfer—considerations	-	4,048,954	-
Reclass of negative unassigned surplus to gross paid in capital	-	585,153	-
Initial reinsurance transfer—deposit type contracts	-	277,869	-
Assets transferred to former parent	-	256,274	-
IMR sold	-	17,685	-
Initial reinsurance transfer—contract loans	-	17,159	-
Reinvestment of non-cash distributions from other invested assets	-	2,498	3,289
Income from other invested assets	-	606	12,585
Change in receivable from securities sold	-	207	149,917
Stock dividends received	-	8	15
Stock distributions—a return of capital	-	5	3
Change in payable for securities acquired	-	-	712

See accompanying notes to statutory-basis financial statements.	(Concluded)

WILTON REASSURANCE LIFE COMPANY OF NEW YORK

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

(Amounts in thousands of US Dollars)

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Wilton Reassurance Life Company of New York (the Company or WRNY) is a stock life insurance company organized in 1955 under the laws of the State of New York. The Company is licensed in all 50 states, the District of Columbia and the U.S. Virgin Islands, although, historically, its marketing efforts were concentrated in the State of New York. The Company has no employees and writes no new primary insurance policies. Existing inforce product lines include traditional, interest-sensitive, and variable life insurance, voluntary accident and health insurance products, and deferred fixed, immediate fixed and variable annuities.

The Company is a wholly owned subsidiary of Wilton Reassurance Company (WRAC) which, in turn is a wholly owned subsidiary of Wilton Re U.S. Holdings, Inc., a Delaware corporation (Wilton Re U.S.). All but a de minimis portion of the economic interests and 100% of the voting interests of Wilton Re U.S. are held or controlled by Wilton Re U.S. Holdings Trust, an Ontario trust (the Wilton Re Trust). In turn, all economic interests associated with the Wilton Re Trust accrue to Wilton Re Ltd. (WRL), a non-insurance holding company registered in Nova Scotia, Canada. WRL is deemed the ultimate parent corporation in the Company’s holding company system.

The Company is party to a services agreement (the Services Agreement) with its affiliate, Wilton Re Services, Inc. (Wilton Re Services), pursuant to which Wilton Re Services provides certain accounting, actuarial and administrative services.

Acquisition

On March 29, 2021, WRAC entered into a Stock Purchase Agreement (Purchase Agreement) with Allstate Life Insurance Company (ALIC), Allstate Insurance Company (AIC), Allstate Financial Insurance Holdings Corporation (AFIHC), and Allstate Insurance Holdings, LLC (AIH) to acquire the Allstate Life Insurance Company of New York (ALICNY), a wholly owned subsidiary of ALIC domiciled in New York, and Intramerica Life Insurance Company (Intramerica), a wholly owned subsidiary of AFIHC domiciled in New York (the Acquisition).

In September 2021, ALICNY’s Board of Directors authorized up to 175,000 of new shares of common capital stock. Under the terms of the Purchase Agreement, immediately prior to the consummation of the sale of ALICNY, ALICNY issued 87,936 of the newly issued shares to AIH in exchange for $660,000 in cash.

As of September 30, 2021, necessary state regulatory approvals were received and on October 1, 2021, the Acquisition closed and WRAC became the parent of ALICNY and Intramerica.

Immediately following the Acquisition and prior to the Merger described below, ALICNY restated its gross paid-in and contributed surplus and unassigned funds (surplus) by $585,153 under a quasi-reorganization (National Association of Insurance Commissioners’ (NAIC) Statement of Statutory Accounting Principles No. 72, Surplus and Quasi-Reorganizations).

Statutory Merger

After receiving all regulatory approvals, effective November 1, 2021, ALICNY and Intramerica merged with and into the Company with the Company being the surviving company to the merger (the Merger).

In accordance with the Statements of Statutory Accounting Principles (SSAP) No. 68, Combinations and Goodwill, the Merger was accounted for as a statutory merger. No shares of stock were issued in the transaction. Outstanding shares of ALICNY and Intramerica stock were retired. No adjustments were made directly to the surplus of the Company as a result of the Merger.

In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors, all amounts previously reported as of December 31, 2020, and for the year ended December 31, 2020, have been restated to reflect the Merger. Pre-merger unaudited separate company premiums and other revenues, net gain (loss), and other surplus adjustments for the nine months ended September 30, 2021, and total surplus as of September 30, 2021, are presented below, along with subsequent changes resulting from transactions relating to the Acquisition:

		Premiums and other revenues	Net gain (loss)	Other surplus changes	Total Surplus
Reported at September 30, 2021
ALICNY		$283,987	$209,274	$(6,459)	$758,666
Intramerica		455	176	(18)	10,891
WRNY		46,443	11,341	(1,693)	90,870

Reported total		330,885	220,791	(8,170)	860,427

Transactions effective October 1, 2021
Share issuance	1	-	-	660,000	660,000
Voluntary benefits reinsurance	2	(35,612)	640	12,814	13,454
Other reinsurance	2	4,600	(579)	(52)	(631)
Stop Loss termination	2	-	(1,301,378)	-	(1,301,378)
Reinsurance to WRAC	2	(4,291,347)	200,619	-	200,619
Tax effect of transactions		-	(20,663)	(88,198)	(108,861)

Transaction total		(4,322,359)	(1,121,361)	584,564	(536,797)

Total Company		$(3,991,474)	$(900,570)	$576,394	$323,630

	1	See Note 7 - Capital and Surplus for further details
	2	See Note 5 - Reinsurance for further details

Use of Estimates

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

The Company is subject to the risk that interest rates will change and cause changes in investment prepayments and decreases in the value of its investments. Policyholder persistency is also affected by changes in interest rates. To the extent that fluctuations in interest rates cause mismatches in the asset and liability cash flows, the Company may have to sell assets prior to their maturity and realize a loss.

Basis of Presentation

The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department). Prescribed statutory accounting practices include a variety of publications of the NAIC, as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The Department recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the New York Insurance Law. The NAIC Accounting Practices and Procedures Manual (NAIC SAP) has been adopted as a component of prescribed or permitted practices by the State of New York.

The Department’s Insurance Regulation 172 requires the Company to record a write-in asset related to the gross premiums for reinsurance paid beyond the paid-to date of the underlying policy at the balance sheet date. These amounts would be refunded to the Company by the reinsurer in the event of policy termination.

In 2021, the Department granted the Company a one-year waiver in performing Principals Based Reserving according to Insurance Regulation 213 with interest, mortality and other assumptions applied in compliance with statutory regulations, for the following policies:

•	Certain guaranteed term policies issued on or after May 13, 2019, and all guaranteed term policies issued on or after October 1, 2019

•	Certain universal life and whole life policies issued on or after October 1, 2019

•	All remaining life policies issued on or after January 1, 2020

A reconciliation of the Company’s net income and capital and surplus between NAIC SAP and practices prescribed and permitted by the State of New York is shown below:

	2022	2021	2020
Net gain (loss)
State of New York basis	$42,695	$(931,231)	$(77,562)

State prescribed practices that increase/(decrease) NAIC SAP:
Premiums	458	(232)	34
Commissions and expense allowances on reinsurance ceded	-	(574)	(70)
Other revenues-net	55	1,390	33
(Increase) decrease in loading on deferred and uncollected premiums	(732)	(181)	(105)

State permitted practices that increase/(decrease) NAIC SAP:
Change in life, annuity and accident & health reserves	(562)	562	-

Net gain (loss), NAIC SAP	$41,914	$(930,266)	$(77,670)

Statutory capital and surplus
State of New York basis	$289,433	$327,616
State prescribed practices that increase/(decrease) NAIC SAP:
Deferred and uncollected life premiums	9,299	9,572
Other assets	(2,597)	(2,652)
State permitted practices that increase/(decrease) NAIC SAP:
Life, annuity and accident & health reserves	-	562

Statutory capital and surplus, NAIC SAP	$296,135	$335,098

The accounting practices prescribed or permitted by the Department differs in certain respects from GAAP and the differences are not reasonably determinable but are presumed to be material. The important accounting practices prescribed by the Department and the more significant variances from GAAP are:

Investments

Investments in bonds and preferred stocks are reported at amortized cost or fair value based on their NAIC rating; for GAAP, such fixed maturity investments are designated at purchase as trading and reported at fair value, with unrealized holding gains and losses reported in operations. Fair value for statutory purposes, as with GAAP, is based on quoted market prices while the fair value of private placements and credit tenant loans is obtained from independent third-party dealers.

For statutory purposes, all securities that represent beneficial interests in securitized assets (e.g., mortgage-backed securities and asset backed securities), are adjusted using the retrospective method when there is a change in estimated future cash flows. For loan-backed or structured securities if it is determined that an other-than-temporary credit impairment has occurred, the amortized cost basis of the security is written down to the present value of estimated future cash flows discounted using the effective interest rate inherent in the security. For all other investments in bonds and stocks, the retrospective method is used. If it is determined that a decline in fair value is other than temporary or the Company has the intent to sell, the cost basis of the security is written down to fair value. For GAAP, no other-than-temporary impairments are recognized as all securities are recorded at fair value with changes in fair value reported as unrealized gains and losses in operations.

Valuation Reserves

Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments, principally bonds, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to expected maturity of the securities sold. That net deferral is recorded by the Company as the interest maintenance reserve (IMR) in the statutory-basis balance sheets. Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the assets giving rise to the gains or losses are sold. Furthermore, under GAAP, to the extent that unrealized gains on fixed income securities supporting payout annuity contracts would result in a premium deficiency if those gains were realized, a related increase in insurance reserves for future policy benefits is recorded, net of tax, as a reduction of net unrealized gains.

The asset valuation reserve (AVR) provides a valuation allowance for invested assets. The AVR is determined by an NAIC prescribed formula with changes reflected directly in unassigned surplus; AVR is not recognized for GAAP.

Value of Business Acquired (VOBA)

Excess statutory reserves assumed over the fair value of assets transferred in connection with the acquisition of blocks of business via reinsurance transactions is expensed. For GAAP, an intangible asset referred to as VOBA is established representing the contractual right to receive future profits from the acquired insurance policies or reinsurance contracts. The Company amortizes VOBA in proportion to premiums for traditional life products and in proportion to estimated gross profits (EGPs) for interest sensitive life products. The EGPs and related amortization of VOBA for interest sensitive life products are updated (unlocked) periodically to reflect revised assumptions for lapses, mortality, and investment earnings. The Company performs periodic tests to establish that VOBA associated with traditional life products remains recoverable, and if financial performance significantly deteriorates to the point where VOBA is not recoverable, a cumulative charge to current operations will be recorded.

Nonadmitted Assets

Certain assets designated as “nonadmitted,” principally past-due agents’ balances, deferred taxes, and other assets not specifically identified as admitted assets within the NAIC Accounting Practices and Procedures Manual, are excluded from the statutory-basis balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet to the extent these assets are not impaired.

Separate Accounts

Insurance activities of the Company’s separate accounts such as underwriting and contract administration, premium collection and payment of premium taxes, claims and benefits are accounted for as transactions of the general account. Under GAAP, separate accounts that meet the requirements for separate account presentation are presented as a single line item on the balance sheet and statement of operations of the general account. Those that do not meet the separate account definition are accounted for along with similar line items of the balance sheet and statement of operations of the general account.

Universal Life and Annuity Policies

Revenues for universal life and annuity policies with mortality risk consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Premiums received for annuity policies without mortality risk are recorded using deposit accounting, and credited directly to an appropriate policy reserve account, without recognizing premium income. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits expenses would represent the excess of benefits paid over the policy account value and interest credited to the account values.

Life and Annuity Reserves

Certain policy reserves are calculated based on statutorily required interest and mortality assumptions rather than on estimated expected experience or actual account balances as would be required under GAAP.

Reinsurance

A liability for reinsurance balances has been provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability are credited or charged directly to unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings.

Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets, as would be required under GAAP.

Commissions allowed by reinsurers on business ceded are reported as income when incurred rather than being deferred and amortized with deferred policy acquisition costs, as would be required under GAAP.

Funds Held

Funds held represents amounts contractually withheld by ceding companies in accordance with reinsurance agreements. For agreements written on a funds held basis, assets equal to the net statutory reserves are withheld and legally owned by the ceding company. Net investment income includes the interest income earned on these assets and funds held interest ceded includes the portion due the assuming company at rates defined by the treaty terms.

Under GAAP, the Company accounts for the embedded derivatives in funds withheld contracts as total return swaps. Accordingly, the value of the derivative is equal to the gain or loss on the funds held portfolio associated with each agreement. Changes in the fair value of the embedded derivatives are reflected in the statements of operations. The embedded derivatives are not recognized on a statutory basis.

Deferred Income Taxes

The recoverability of deferred tax assets is evaluated and when considered necessary, a statutory valuation allowance is established to reduce the gross deferred tax asset to an amount which is more likely than not to be realized. Adjusted gross deferred tax assets are admitted in an amount equal to the sum of: (a) federal income taxes paid in prior years that can be recovered through loss carry-backs for existing temporary differences not to exceed three years from the balance sheet date; (b) the lesser of: (i) the remaining gross deferred tax assets expected to be realized in a timeframe consistent with NAIC standards; or (ii) a percentage of surplus consistent with NAIC standards, excluding any net deferred tax assets, electronic data processing (EDP) equipment and operating software; and (c) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities. The remaining deferred tax assets are non-admitted.

Under GAAP, state taxes are included in the computation of deferred taxes and a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.

Initial Accounting for Closed Block Reinsurance Transactions

For statutory reporting, initial balances are recorded with offsets to the statutory-basis statements of operations, and any considerations received (paid) are recorded as life and annuity premiums. Under GAAP, initial balances are recorded with no offset to the statements of operations.

Statements of Cash Flows

Cash, cash equivalents, and short-term investments in the statements of cash flow represent cash balances and investments with maturities at acquisition of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents includes cash balances and investments with maturities at acquisition of three months or less.

Other significant statutory accounting practices are as follows:

Investments

Bonds, common stocks, preferred stocks, and short-term investments are stated at values prescribed by the NAIC, as follows:

•

Bonds not backed by other loans are stated at amortized cost using the interest (constant yield) method. Bonds that are in or near default are stated at fair value. For other-than-temporary impairments, the cost basis of the bond is written down to fair value as a new cost basis and the amount of the write down is accounted for as a realized loss.

•

Mortgage-backed/asset-backed securities (RMBS/ABS) are valued at amortized cost using the interest (constant yield) method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities.

•	Common stocks are valued at fair value.

•

Redeemable preferred stocks that have characteristics of debt securities and are rated as medium quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost, or fair value. Perpetual preferred stocks are reported at fair value, not to exceed any stated call price. There are no restrictions on common or preferred stock.

•	Short-term investments include investments with remaining maturities of one year or less at the time of acquisition and are principally stated at amortized cost.

•	Cash equivalents are short-term highly liquid investments with original maturities of three months or less and are principally stated at amortized cost.

The Company has surplus debentures, which are classified as other invested assets on the statutory-basis balance sheets. Surplus debentures are similar to corporate securities but are subordinated obligations of insurance companies and may be subject to restrictions by the insurance commissioners. Surplus debentures rated by an NAIC accepted credit rating provider (CRP) with a designation of NAIC 1 or NAIC 2 are reported at amortized cost. All others are reported at the lower of amortized cost or fair value.

Mortgage Loans on real estate are stated at their aggregate unpaid balances, excluding accrued interest.

The Company has minority ownership investments in limited partnerships, which are classified as other invested assets on the statutory-basis balance sheets. The Company values these interests based on its proportionate share of the underlying audited GAAP equity of the investee or, if audited GAAP basis financial statements are not available for the investee, may be recorded based on the underlying audited U.S. tax basis equity, in accordance with SSAP No. 48—Joint Ventures, Partnerships and Limited Liability Companies. The investment is recorded at cost, plus subsequent capital contributions, and adjusted for the Company’s share of the investee’s audited GAAP basis earnings or losses and other equity adjustments, less distributions received. Distributions are recognized in net investment income to the extent they are not in excess of the undistributed accumulated earnings attributed to the investee. Distributions in excess of the undistributed accumulated earnings reduce the Company’s basis in the investment.

Policy loans are reported at unpaid principal balances. Interest income on such loans is recorded as earned using the contractually agreed upon interest rates.

Realized capital gains and losses are determined using the first in first out (FIFO) method.

Changes in admitted asset carrying amounts are credited or charged directly to unassigned surplus, net of taxes.

Derivative financial instruments

Derivative financial instruments include foreign currency forward contracts, futures contracts, interest rate cap agreements and index option contracts. When derivatives meet specific criteria, they may be designated as accounting hedges, which means they may be accounted for and reported on in a manner that is consistent with the hedged asset or liability. Derivatives that are not designated as accounting hedges are accounted for on a fair value basis, with changes in fair value recorded as unrealized capital gains or losses in unassigned surplus. The determination of the AVR and IMR impact of realized capital gains and losses on derivatives is based on how the realized capital gains and losses of the underlying asset is reported. Derivatives are classified as other invested assets or other liabilities on the statutory-basis balance sheets. The Company’s accounting policy for the various types of derivative instruments is discussed further in Note 3.

Premiums and Related Costs

Life and accident and health premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, also are recognized as revenue when due. Premiums for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting. Premiums for all single and flexible premium life insurance and annuity products are recognized as revenue when collected. Commissions and other costs applicable to the acquisition of policies are charged to operations as incurred.

Benefits

Life, annuity, and accident and health disability benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that are intended to provide, in the aggregate, reserves that are greater than or equal to the minimum amounts required by the Department. Where the Company employs mean reserving, the Company waives the deduction of deferred fractional premiums on the death of life and annuity policy insureds. The Company returns any unearned premium beyond the date of death. Surrender values on policies do not exceed the corresponding benefit reserves.

The liability for future policy benefits provides amounts adequate to discharge estimated future obligations on policies in force. Reserves for life policies are computed principally by the Net Level Reserve Method and the Commissioners’ Reserve Valuation Method using interest rates (2.25% to 6.00%) and mortality assumptions (Commissioners’ Standard Ordinary mortality tables, 1941, 1958, 1980, 2001 and 2017) as prescribed by regulatory authorities.

The Company typically uses interpolated terminal reserves to adjust the calculated terminal reserve to the appropriate reserve. Interpolated terminal reserves are determined by interpolating between the appropriate terminal reserves and adding the fractional portion of the valuation net premium from the valuation date to the policyholder’s next premium due date. The Company may also use mean reserving if the valuation has not been transferred from the acquired company’s valuation. When this method is used, reserves are calculated by assuming premiums are collected annually. To the extent that premiums are collected more frequently, a deferred premium asset is recorded.

The Company charges extra premiums for substandard lives, either as a table rating or as a flat extra premium. For substandard table ratings, both premiums and valuation mortality rates are multiplied by a fixed percentage that ranges from 125% to 500% of standard mortality rates. For flat extra premiums, reserves are increased by the unearned portion of the annual flat extra premium received.

The Company establishes additional reserves when the results of the annual asset adequacy analysis indicate the need for such reserves. The Company maintained net asset adequacy reserves of $137,000 and $127,000 at December 31, 2022 and 2021, respectively. The change in this reserve, included in the statutory-basis statements of operations, was an increase of $10,000, a decrease of $148,550, and an increase of $113,533 for 2022, 2021, and 2020, respectively, which was recorded in change in life, annuity and accident & health reserves.

As of December 31, 2022 and 2021, reserves of $51,503 and $53,849, respectively, were recorded on inforce amounts of $2,119,838 and $2,315,337, respectively, for which gross premiums are less than the net premiums according to the standard of valuation required by the Department. The Company anticipates investment income as a factor in the premium deficiency calculation.

Tabular interest has been determined by formula as described in the Annual Statement Instructions, adjusted to reflect fractional years of interest for material reinsurance transactions. The liabilities related to guaranteed investment contracts and policyholder funds left on deposit with the Company generally are equal to fund balance less applicable surrender charges.

Claim Reserves

Policy and contract claims are amounts due on claims, which were incurred as of December 31, but have not yet been paid. The accrual has two components: 1) claims in process of settlement as of December 31 and 2) claims not yet reported but estimable based on historical trend review of the claims reported after December 31 relating to claims incurred as of December 31.

Claims in the contestable period are reported at their full-face value.

Federal Income Taxes

Federal income taxes are charged or credited to operations based on amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the temporary differences between financial statement carrying amounts and income tax bases of assets and liabilities using enacted tax rates and laws, subject to certain limitations and are recorded in surplus.

Reinsurance

Reinsurance premiums and benefits paid or provided are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

2.	INVESTMENTS

Fair Values

The carrying value, fair value and related unrealized gains and losses of the Company’s investments in bonds are summarized as:

	Carrying	Gross Unrealized		Fair
At December 31, 2022	Value	Gains	Losses	Value

U.S. government and agencies	$505,423	$2,183	$(100,616)	$406,990
State and political subdivisions	467,388	26,548	(24,235)	469,701
Foreign sovereign	4,986	134	(303)	4,817
Corporate securities	3,755,066	23,796	(534,968)	3,243,894
Residential mortgage-backed securities	237,575	402	(52,498)	185,479
Commercial mortgage-backed securities	137,331	187	(22,203)	115,315
Asset backed securities	249,637	1,051	(26,720)	223,968
Collateralized debt obligations	154,610	395	(18,515)	136,490

Total Bonds	$5,512,016	$54,696	$(780,058)	$4,786,654

At December 31, 2021	Carrying	Gross Unrealized		Fair
	Value	Gains	Losses	Value

U.S. government and agencies	$1,015,300	$21,439	$(5,898)	$1,030,841
State and political subdivisions	468,643	135,737	(141)	604,239
Foreign sovereign	31,384	2,672	-	34,056
Corporate securities	3,938,584	323,551	(25,479)	4,236,656
Residential mortgage-backed securities	79,428	4,747	(185)	83,990
Commercial mortgage-backed securities	46,874	3,488	(129)	50,233
Asset backed securities	126,547	7,811	(1,762)	132,596
Collateralized debt obligations	131,542	2,265	(2,886)	130,921

Total Bonds	$5,838,302	$501,710	$(36,480)	$6,303,532

Unrealized Losses

The following table shows gross unrealized losses and fair values of bonds, preferred and common stocks in an unrealized loss position at the balance sheet date, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At December 31, 2022	Value	Losses	Value	Losses	Value	Losses

U.S. government and agencies	$382,908	$(100,545)	$847	$(71)	$383,755	$(100,616)
State and Political Subdivisions	134,751	(21,932)	7,227	(2,303)	141,978	(24,235)
Foreign Sovereign	4,162	(303)	-	-	4,162	(303)
Corporate securities	2,536,961	(410,178)	338,601	(124,790)	2,875,562	(534,968)
Residential mortgage-backed securities	173,415	(48,741)	4,671	(3,757)	178,086	(52,498)
Commercial mortgage-backed securities	106,741	(21,581)	2,876	(622)	109,617	(22,203)
Asset backed securities	179,031	(22,147)	22,085	(4,573)	201,116	(26,720)
Collateralized debt obligations	78,160	(9,269)	53,407	(9,246)	131,567	(18,515)

Total bonds	3,596,129	(634,696)	429,714	(145,362)	4,025,843	(780,058)

Preferred stocks	97,726	(22,320)	1,386	(436)	99,112	(22,756)

Total	$3,693,855	$(657,016)	$431,100	$(145,798)	$4,124,955	$(802,814)

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At December 31, 2021	Value	Losses	Value	Losses	Value	Losses

U.S. government and agencies	$542,572	$(5,898)	$-	$-	$542,572	$(5,898)
State and Political Subdivisions	16,269	(141)	-	-	16,269	(141)
Corporate securities	596,080	(15,735)	120,491	(9,744)	716,571	(25,479)
Residential mortgage-backed securities	8,009	(145)	76	(40)	8,085	(185)
Commercial mortgage-backed securities	3,476	(21)	93	(108)	3,569	(129)
Asset backed securities	32,003	(427)	10,221	(1,335)	42,224	(1,762)
Collateralized debt obligations	22,555	(142)	43,155	(2,744)	65,710	(2,886)

Total bonds	1,220,964	(22,509)	174,036	(13,971)	1,395,000	(36,480)

Preferred stocks	4,905	(67)	608	(68)	5,513	(135)

Total	$1,225,869	$(22,576)	$174,644	$(14,039)	$1,400,513	$(36,615)

Management regularly reviews (at least quarterly) the value of the Company’s investments. If the value of any investment falls below its cost basis, the decline is analyzed to determine whether it is an other-than-temporary decline in value. To make this determination for each security, the following is considered:

•	The length of time and extent to which the fair value has been below its cost;

•	The financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential;

•	Management’s intent and ability to hold the security long enough for it to recover its value;

•	Valuation guidelines expressed in the applicable SSAPs;

•	Any downgrades of the security by a rating agency; and

•	Any reduction or elimination of dividends, or nonpayment of scheduled interest payments.

Based on that analysis, management makes a judgment as to whether the loss is other-than-temporary. If the loss is other-than-temporary, an impairment charge is recorded within net realized capital gains (losses) in the statutory-basis statements of operations in the period the determination is made.

The Company recognized other-than-temporary impairments for the years ended December 31 as follows:

	2022	2021	2020

Bonds	$1,580	$800	$889
Common stocks	-	-	11,003
Preferred stocks	-	-	54
Other invested assets	-	-	6,088

Total	$1,580	$800	$18,034

Schedule of Maturities

A summary of the carrying value and fair value of the Company’s investments in bonds at December 31, 2022, by contractual maturity, is as follows:

	Carrying Value	Fair Value

Due in one year or less	$70,727	$70,430
Due after one year through five years	678,062	651,440
Due after five years through ten years	1,128,753	1,010,341
Due after ten years through twenty years	981,796	888,392
Due after twenty years	1,873,525	1,504,799
Residential Mortgage-Backed Securities	237,575	185,479
Commercial Mortgage-Backed Securities	137,331	115,315
Asset-backed securities	249,637	223,968
Collateralized debt obligations	154,610	136,490

Total	$5,512,016	$4,786,654

The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Mortgage Loans on Real Estate

The Company’s commercial mortgage loan (CML) portfolio is collateralized by a variety of commercial real estate property types located across the United States. The following table shows the geographic distribution of the commercial real estate exceeding 5% of the CML portfolio as of December 31:

Percentage of Loan Portfolio Carrying Value	2022		2021

California	21.8	%	20.3	%
New Jersey	16.9		16.1
Utah	15.9		15.0
New York	12.2		-
Oregon	8.0		7.4
Washington	5.4		5.0
Texas	5.2		16.4
Arizona	-		6.3

The types of properties collateralizing the CMLs as of December 31, 2022 and 2021, are as follows:

Percentage of Loan Portfolio Carrying Value	2022		2021
Office buildings	29.4	%	28.1	%
Retail	23.6		25.9
Other	18.6		4.2
Multi-family	15.5		29.6
Industrial	12.4		11.7
Lodging	0.5		0.5

Total	100.0	%	100.0	%

The maximum percentage of any one loan to the value of security at December 31, 2022, exclusive of insured, guaranteed, or purchase money mortgages, was 75.8%.

The contractual maturities of the CML portfolio as of December 31, 2022, are as follows:

	Carrying
	Value	Percent

2023	$26,139	6.2	%
2024	-	-
2025	185,099	44.1
2026	51,090	12.2
2027	7,692	1.8
Thereafter	149,691	35.7

Total	$419,711	100.0	%

Three new commercial mortgage loans were originated in 2022. Fire insurance is required on all properties covered by mortgage loans at least equal to the excess of the loan over maximum loan which would be permitted by law on the land without the buildings. The Company’s recorded investment in mortgage loans totaled $419,711 and $461,111 as of December 31, 2022 and 2021, respectively, and consisted entirely of loans classified as “mortgage loans on real estate”. No interest rates were reduced on outstanding mortgage loans during 2022, 2021, and 2020. During 2022, 2021 and 2020, the Company incurred no impairments on mortgage loans.

The Company’s CML portfolio has been classified based on NAIC commercial mortgage loan ratings which are calculated based on loan-to-value and debt service coverage. The rating system classifies loans into the following categories: CM1, CM2, CM3, CM4, CM5, CM6 and CM7 with those rated CM1 having the highest ratings. Commercial mortgage loans rated CM1 though CM5 are performing. Commercial mortgage loans rated CM6 and CM7 are not performing. Classification of the Company’s mortgage loan portfolio as of December 31, 2022 is shown in the table below:

	Carrying Value	Percent

CM1—Very good	$267,359	63.7%
CM2—Good	152,352	36.3
CM3—Acceptable	-	-
CM4—Potential weakness	-	-
CM5—Severe weakness	-	-
CM6—90+ days delinquent	-	-
CM7—In process of foreclosure	-	-

Total mortgage loans on real estate	$419,711	100%

Separately from the above designations, at least annually, the Company’s management evaluates various metrics of each loan, including, but not limited to, payment history, loan to value, debt service coverage, vacancy, and location. The portfolio is also reviewed for other-than-temporary impairments quarterly.

At December 31, 2022, the Company’s mortgage loan balances are classified as current.

Restricted Assets

Restricted assets (including pledged) consisted of the following as of December 31:

	2022
Restricted Asset Category	Total Admitted from Prior Year	Increase / (Decrease)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets		Admitted Restricted to Total Assets
Collateral held under security lending agreements	$-	$-	$ -	-	%	-	%
Letter stock or securities restricted as to sale - excluding FHLB capital stock	-	-	-	-		-
On deposit with states	13,551	(2,337)	11,214	0.2		0.2
Collateral pledged for derivatives	-	-	-	-		-

Total restricted assets	$13,551	$(2,337)	$11,214	0.2	%	0.2	%

	2021
Restricted Asset Category	Total Admitted from Prior Year	Increase / (Decrease)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets		Admitted Restricted to Total Assets
Collateral held under security lending agreements	$76,033	$(76,033)	$-	-	%	-	%
Letter stock or securities restricted as to sale - excluding FHLB capital stock	3,289	(3,289)	-	-		-
On deposit with states	13,541	10	13,551	0.2		0.2
Collateral pledged for derivatives	646	(646)	-	-		-

Total restricted assets	$93,509	$(79,958)	$13,551	0.2	%	0.2	%

Net Investment Income

Major categories of the Company’s net investment income are summarized as follows:

	Year Ended December 31
	2022	2021	2020
Investment income:
Bonds	$247,683	$215,468	$220,458
Preferred stocks	6,267	2,589	2,463
Common stocks	915	3,059	3,084
Commercial mortgage loans	15,569	25,597	34,063
Policy loans	1,917	2,750	3,293
Other invested assets	40,234	57,192	53,369
Derivatives	(1,782)	29	857
Cash, cash equivalents and short-term investments	1,471	177	1,718

Total investment income	312,274	306,861	319,305

Investment expenses	8,477	10,777	10,581

Net investment income	$303,797	$296,084	$308,724

Net Realized Gains and Losses

Net realized capital gains and losses from investment securities including calls consisted of the following:

	Year Ended December 31
	2022	2021	2020

Bonds:
Gross realized capital gains	$27,769	$27,495	$22,790
Gross realized capital losses	(135,106)	(4,993)	(6,883)

Total bonds	(107,337)	22,502	15,907

Preferred stocks:
Gross realized capital gains	94	1,017	915
Gross realized capital losses	(1,212)	(187)	(366)

Total preferred stocks	(1,118)	830	549

	Year Ended December 31
	2022	2021	2020

Common stocks:
Gross realized capital gains	3	110,196	6,277
Gross realized capital losses	-	(4,072)	(20,717)

Total common stocks	3	106,124	(14,440)

Commercial mortgage loans
Gross realized capital gains	1	17,568	22
Gross realized capital losses	(1)	(1,185)	(4,288)

Total commercial mortgage loans	-	16,383	(4,266)

Other invested assets
Gross realized capital gains	595	97,770	$5
Gross realized capital losses	(12)	(31,349)	(6,023)

Total other invested assets	583	66,421	(6,018)

Derivatives
Gross realized capital gains	-	-	903
Gross realized capital losses	-	(242)	(623)

Total derivatives	-	(242)	280

Cash, cash equivalents and short-term investments
Gross realized capital gains	479	49	12
Gross realized capital losses	(523)	(50)	(204)

Total cash, cash equivalents and short-term investments	(44)	(1)	(192)

Realized capital gains (losses) before federal income taxes and transfer to IMR	(107,913)	212,017	(8,180)
Amount transferred to IMR	79,889	(30,846)	(11,101)
Federal income tax expense	19,678	(43,106)	1,343

Net realized capital gains (losses)	$(8,346)	$138,065	$(17,938)

Proceeds from the sales of bonds were $2,521,199, $571,966, and $635,000 in 2022, 2021, and 2020, respectively. Gross gains of $27,769, $27,495, and $21,000 and gross losses of $133,527, $4,193, and $5,000 were realized on sales of bonds in 2022, 2021, and 2020, respectively.

Credit Risk Concentration

The Company had investments in 27 corporate entities that exceeded 10% of capital and surplus at December 31, 2022.

3.	DERIVATIVE INSTRUMENTS

Derivative financial instruments utilized by the Company during 2022 included index option contracts. Derivative financial instruments utilized by the Company during 2021 included foreign currency forward contracts, interest rate cap agreements, and index option contracts. The Company uses derivatives for risk reduction. Risk reduction activity is focused on managing the risks with certain assets and liabilities arising from the potential adverse impacts from changes in risk-free interest rates, changes in equity market valuations, and foreign currency fluctuations. All of the Company’s derivatives are evaluated for their ongoing effectiveness as either accounting hedge or non-accounting hedge derivative financial instrument on at least a quarterly basis. The Company does not use derivatives for speculative purposes.

The following tables summarize the notional amount, fair value and statement value of the Company’s derivative financial instruments, including those with off-balance-sheet risk as of December 31:

	2022
	Notional Amount		Fair Value		Carrying Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Options	$69,590	$74,078	$3,762	$2,223	$3,762	$2,223

Total	$69,590	$74,078	$3,762	$2,223	$3,762	$2,223

	2021
	Notional Amount		Fair Value		Carrying Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Options	$50,485	$53,688	$7,166	$4,698	$7,166	$4,698

Total	$50,485	$53,688	$7,166	$4,698	$7,166	$4,698

The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential gain or loss on these agreements.

Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. Market risk exists for all of the derivative financial instruments the Company currently holds, as these instruments may become less valuable due to adverse changes in market conditions. To limit this risk, the Company’s senior management has established risk control limits. In addition, changes in fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the change in the fair value or cash flows of the hedged risk component of the related assets, liabilities or forecasted transactions.

Counterparty credit exposure represents the Company’s potential loss if all of the counterparties concurrently fail to perform under the contractual terms of the contracts and all collateral, if any, becomes worthless. This exposure is measured by the statement value of over-the-counter derivative contracts with a positive statement value at the reporting date.

The Company manages its exposure to credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master netting agreements and obtaining collateral where appropriate. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance. Other derivatives, including futures and certain option contracts, are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating any potential credit risk.

Options

Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option’s notional amount. When the Company purchases and writes (sells) option contracts at specific prices, a premium is calculated for the right, but not the obligation, to buy/sell the value of an underlying index at a stated price on or before the expiration date of the option. The amount of premium calculated is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. Premiums are paid or received in cash at either the inception of the purchase/sale of the contract or throughout the life of the contract depending on the agreement with the counterparties and brokers. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract (strike price). Purchased and written put and call index option contracts are cash settled upon exercise. If the options are not exercised, then no additional cash is exchanged when the contract expires. Premiums incurred when purchasing option contracts are reported as a derivative asset and premiums received when writing option contracts are reported as a derivative liability. Purchased and written option contracts are used for replication purposes.

The Company purchases and writes option contracts to hedge the equity exposure contained in equity indexed life product contracts that offer equity returns to contractholders. The purchased and written option contracts are accounted for as fair value hedges. The change in the fair value of purchased/written option contracts is reported as net investment income, with an adjustment to derivative assets/liabilities. The gain or loss on the cash settled exercise of a purchased/written index option contract is reported in net investment income. If the purchased/written option contract expires without being exercised, the premiums paid/received are reported in net investment income and the corresponding asset/liability previously recorded is reversed. The Company entered into option contracts which required the payment/receipt of premiums at either the inception of the contract or throughout the life of the contract, depending on the agreement with counterparties and brokers.

In general, the collateral pledged by the Company is in the custody of a counterparty or an exchange. However, the Company has access to this collateral at any time, subject to replacement. For certain exchange traded derivatives, margin deposits are required as well as daily cash settlements of margin accounts. As of December 31, 2022 and 2021, the Company didn’t pledge any securities in the form of margin deposits.

The Company pledges or obtains collateral for over-the-counter derivative transactions when certain predetermined exposure limits are exceeded. As of December 31, 2022 and 2021, counterparties didn’t pledge any cash collateral to the Company, and the Company didn’t pledge any cash to counterparties.

4.	FAIR VALUES

The following methods and assumptions were used by the Company in estimating the fair value of financial instruments in the statutory-basis financial statements and notes thereto:

Cash, Cash Equivalents, and Short-Term Investments

The carrying amounts reported in the statutory-basis balance sheets for these financial instruments approximate their fair values.

Derivatives

Free-standing exchange listed derivatives that are not actively traded are valued based on quoted prices for identical or similar instruments in markets that are active. Over-the-counter derivatives, including foreign currency forward contracts, are valued using models that rely on inputs such as interest rate yield curves, implied volatilities, currency rates and credit spreads that are observable for substantially the full term of the contract.

Investment Securities

Fair values for bonds, preferred and common stocks are based on market prices, or in the absence of published unit prices, or when amortized cost is used as the unit price, quoted market prices by other third-party organizations, where available. In some cases, such as private placements and certain mortgage-backed and asset backed securities, fair values are based on discounted expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

Certain investments are measured utilizing net asset value (NAV) as a practical expedient to determine fair value. Common stock measured and reported at NAV are generally not redeemable with the issuing corporation and cannot be sold without approval of the managing members. Certain preferred stocks, which do not have readily determinable fair values, and are investments in investment companies are measured utilizing NAV as a practical expedient

Commercial Mortgage Loans

Fair values were determined by discounting expected cash flows based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics were aggregated in the calculations.

Other Invested Assets

Other invested assets are comprised of surplus debentures, residual equity tranches of certain LLC investments, and collateral loans. Surplus debentures are similar to corporate securities. The fair values of surplus debentures are primarily based on prices obtained from independent pricing services or may be obtained from independent third-party dealers in the absence of quoted market prices. Collateral loans are valued at the lesser of par or recovery value. Collateral loans may also have an equity component as part of the funding vehicle structure. For the residual equity tranches, expected cash flows to the equity component are valued using a net present value calculation. The discount rates are internal rates of return that are calibrated to reflect market conditions and company-specific risks.

Separate Accounts

The fair value of the assets of the Separate Accounts in Level 1 are based on actively traded mutual funds that have daily quoted net asset values that are readily determinable for identical assets the Company can access.

Modified guaranteed annuity (MGA) products, in Level 2, may be supported by corporate bonds, including those that are privately placed, RMBS, ABS and cash equivalents. The primary inputs to the valuation for public corporate bonds and cash equivalents include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, and credit spreads. Privately placed corporate bonds are valued using a discounted cash flow model that uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. The primary inputs to the valuation for RMBS and ABS include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance, and credit spreads. Certain ABS are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable.

Policy Loans

Policy loans typically carry an interest rate that is tied to the crediting rate applied to the related policy and contract reserves, which approximates fair value.

Deposit-Type Liabilities

Fair values for the Company’s deposit-type liabilities are estimated using discounted cash flow calculations using interest rates equal to the risk-free rate plus a credit spread based on the Company’s credit rating.

The following table presents the carrying values and fair values of the Company’s financial instruments at December 31:

	2022
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Bonds	$5,512,016	$4,786,654	$185,248	$4,409,038	$192,368
Preferred stocks	103,612	101,764	-	101,682	82
Common stocks	11,648	11,648	-	-	11,648
Cash, cash equivalents and short term investments	119,148	120,238	120,238	-	-
Commercial mortgage loans	419,711	389,372	-	-	389,372
Policy loans	27,862	27,903	-	-	27,903
Derivatives	3,762	3,762	-	3,762	-
Other invested assets	111,342	98,656	-	73,134	25,522
Separate account assets	355,922	355,922	234,990	119,843	1,089
Financial liabilities:
Separate account liabilities	355,922	355,922	234,990	119,843	1,089
Deposit-type contracts	12,658	5,403	-	-	5,403
Derivatives	2,223	2,223	-	2,223	-

	2021
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Bonds	$5,838,302	$6,303,532	$971,829	$5,269,983	$61,720
Preferred stocks	100,844	102,053	-	102,053	-
Common stocks	8,198	8,198	-	-	8,198
Cash, cash equivalents and short term investments	174,128	181,975	180,980	-	995
Commercial mortgage loans	461,111	474,612	-	-	474,612
Policy loans	29,246	29,383	-	-	29,383
Derivatives	7,166	7,166	-	7,166	-
Other invested assets	91,899	101,235	-	83,841	17,394
Separate account assets	429,520	429,520	324,129	105,391	-

Financial liabilities:
Separate account liabilities	429,520	429,520	324,129	105,391	-
Deposit-type contracts	12,118	5,593	-	-	5,593
Derivatives	4,698	4,698	-	4,698	-

The Company determines the fair value of its financial instruments based on the fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The valuation methodologies used to determine the fair values of assets and liabilities reflect market-participant assumptions and prioritize observable market inputs over unobservable inputs. The Company determines the fair values of certain financial assets and financial liabilities based on quoted market prices, where available. The Company also determines certain fair values based on future cash flows discounted at the appropriate current market rate. Fair values reflect adjustments for counterparty credit quality, the Company’s credit standing, liquidity and, where appropriate, risk margins.

The Company has categorized its financial assets and liabilities based on the priority of the inputs to the valuation technique, into a three-level hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument.

Fair value of financial assets and liabilities are categorized as follows:

Level 1	Unadjusted quoted prices for identical assets or liabilities in an active market. The types of financial investments included in Level 1 are listed equities, money market funds, U.S. Treasury Securities, and non-interest-bearing cash.

Level 2	Pricing inputs other than quoted prices in active markets which are either directly or indirectly observable as of the reporting date, and fair value determined through the use of models or other valuation methods. Such inputs may include benchmarking prices for similar assets in active, liquid markets, quoted prices in markets that are not active, and observable yields and spreads in the market. Level 2 valuations may be obtained from independent sources for identical or comparable assets or through the use of valuation methodologies using observable market-corroborated inputs. Prices from third party pricing services are validated through analytical reviews. Financial instruments in this category include publicly traded issues such as U.S. and foreign corporate securities, and residential and commercial mortgage-backed securities, among others.

Level 3	Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability. Market standard techniques for determining the estimated fair value of certain securities that trade infrequently may rely on inputs that are not observable in the market or cannot be derived from or corroborated by market observable data. Prices are determined using valuation methodologies such as discounted cash flow models and other techniques. Management believes these inputs are consistent with what other market participants would use when pricing similar assets.

The Company has a limited number of assets and liabilities that are measured and reported at fair value in the statutory-basis balance sheets.

The Company owns a limited number of corporate bonds, preferred stocks, and hybrid securities that are in or near default and as such are rated 6 by the NAIC. These securities are required to be reported at the lower of fair value or amortized cost. The fair values of these publicly traded securities are based on quoted market prices from widely used pricing sources such as ICE Data Services\IDC (Interactive Data Corp) or Refinitiv (formerly known as Reuters\EJV), and also may be obtained from independent third party dealers. These securities fall within Level 2 of the fair value hierarchy.

The assets and liabilities held and reported at fair value at December 31, 2022, comprise the following:

	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds	$-	$722	$-	$722
Preferred stocks	-	89,037	-	89,037
Common stocks	-	-	11,648	11,648
Cash equivalents	78,229	-	-	78,229
Derivative assets	-	3,762	-	3,762
Other invested assets	-	-	25	25
Separate account assets	234,990	119,843	1,089	355,922

Total assets at fair value	$313,219	$213,364	$12,762	$539,345

Liabilities at fair value
Derivative liabilities	$-	$2,223	$-	$2,223
Separate account liabilities	234,990	119,843	1,089	355,922
Total liabilities at fair value	$234,990	$122,066	$1,089	$358,145

The assets and liabilities held and reported at fair value at December 31, 2021, comprise the following:

	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds	$-	$1,580	$-	$1,580
Preferred stocks	-	81,315	-	81,315
Common stocks	-	-	8,198	8,198
Cash equivalents	135,512	-	-	135,512
Derivative assets	-	7,166	-	7,166
Other invested assets	-	-	40	40
Separate account assets	324,129	105,391	-	429,520

Total assets at fair value	$459,641	$195,452	$8,238	$663,331

Liabilities at fair value
Derivative liabilities	$-	$4,698	$-	$4,698
Separate account liabilities	324,129	105,391	-	429,520

Total liabilities at fair value	$324,129	$110,089	$-	$434,218

We obtain our Level 3 fair value measurements from independent, third-party pricing sources. We do not develop the significant inputs used to measure the fair value of these assets, and, in certain instances, the information regarding the significant inputs is not readily available to us. Independent broker-quoted fair values are nonbinding quotes developed by market makers or broker-dealers obtained from third-party sources recognized as market participants. The fair value of a broker-quoted asset is based solely on the receipt of an updated quote from a single market maker or a broker-dealer recognized as a market participant as we do not adjust broker quotes when used as the fair value measurement for an asset or liability.

The following tables present the roll forward of Level 3 assets and liabilities measured and reported at fair value:

	Common stocks	Derivatives, net	Other Invested Assets	Separate Accounts assets	Total assets and liabilities
Beginning Balance as of January 1, 2022	$8,198	$-	$40	$-	$8,238
Transfers into Level 3	-	-	-	-	-
Transfers out of Level 3	-	-	-	-	-
Totals gains and (losses) included in net income	-	-	-	1	1
Total gains (losses included in surplus	(356)	-	(15)	(63)	(434)
Purchases	3,812	-	-	1,269	5,081
Issuances	-	-	-	-	-
Sales	(6)	-	-	-	(6)
Settlements	-	-	-	(118)	(118)

Ending balance as of December 31, 2022	$11,648	$-	$25	$1,089	$12,762

	Common stocks	Derivatives, net	Other Invested Assets	Separate Accounts assets	Total assets and liabilities
Beginning Balance as of January 1, 2021	$596	$22	$-	$16,197	$16,815
Transfers into Level 3	-	-	-	-	-
Transfers out of Level 3	-	-	-	-	-
Totals gains and (losses) included in net income	20	(301)	-	(127)	(408)
Total gains (losses included in surplus	164	317	-	99	580
Purchases	7,439	-	40	-	7,479
Issuances	-	-	-	-	-
Sales	(21)	(38)	-	(11,055)	(11,114)
Settlements	-	-	-	(5,114)	(5,114)

Ending balance as of December 31, 2021	$8,198	$-	$40	$-	$8,238

5.	REINSURANCE

Certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. Reinsurance assumed is not significant. The ceded reinsurance agreements provide the Company with increased capacity to write larger risks and maintain its exposure to loss within its capital resources.

The Company has various reinsurance agreements with non-affiliated third parties that enable it to limit the amount of exposure to any single insured. The per life exposure retained by the Company ranges up to $10,000.

The effect of reinsurance on life and accident and health premiums written and earned for the years ended December 31 are as follows:

	Written and Earned
	2022	2021	2020
Direct premiums	$212,696	$230,282	$233,081
Assumed premiums	1,458	433	1,459
Ceded premiums:
Affiliates	(79,571)	(4,158,226)	(14,780)
Non-affiliates	(54,711)	(72,517)	(38,494)

Net premiums	$79,872	$(4,000,028)	$181,266

The Company’s ceded reinsurance arrangements reduced certain other items in the statutory-basis financial statements by the following amounts:

	2022	2021	2020

Benefits paid or provided:
Affiliates	$215,149	$112,723	$50,924
Nonaffiliates	51,398	77,332	96,483

Total benefits paid or provided	$266,547	$190,055	$147,407

Policy and contract liabilities:
Affiliates	$16,617	$19,663	$7,210
Nonaffiliates	10,616	11,045	8,198

Total policy and contract liabilities	$27,233	$30,708	$15,408

The inforce as of December 31 is reduced by reinsurance arrangements ceded as follows:

	2022	2021
Inforce:
Affiliates	$16,809,281	$18,069,615
Nonaffiliates	10,206,417	11,743,944

Total inforce	$27,015,698	$29,813,559

Reinsurance treaties do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Consequently, allowances would be established for amounts deemed uncollectible. At December 31, 2022 and 2021, no allowances were deemed necessary. The Company regularly evaluates the financial condition of its reinsurers. The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement.

In connection with the Acquisition and Merger transactions discussed in Note 1, the following reinsurance transactions were executed:

1)

Effective October 1, 2021, ALICNY recaptured $5,127 of reserves representing 100% of the business under two existing reinsurance agreements with ALIC. ALICNY received $4,419 in cash related to the recaptured business.

2)

Effective October 1, 2021, ALICNY ceded blocks of life and accident and health policies, with aggregate reserves of $37,645, to American Heritage Life (AHL) pursuant to a coinsurance agreement. AHL paid a ceding commission of $15,500 to ALICNY related to this transaction recorded as commission and expense allowances on reinsurance ceded. The increase in surplus, net of tax, of $13,269 was reported as an adjustment to surplus in accordance with SSAP No. 61, Life, Deposit-Type and Accident and Health Reinsurance (SSAP 61). During 2022 and 2021, the Company recorded income of $2,105 and $671, respectively, for the amortization of the ceding commission and a corresponding decrease in surplus.

3)

Effective December 31, 2001, and later amended, ALICNY ceded reinvestment related risk on certain structured settlement annuities to its former parent, ALIC, under an Automatic Reinsurance Agreement (the Stop Loss). Effective October 1, 2021, ALICNY and ALIC agreed to terminate the agreement resulting in an increase to ALICNY’s asset adequacy reserves of $1,301,378. ALICNY received $7,251 in cash for settlement of accrued premiums and benefits. Prior to the termination, under this agreement ALICNY paid premiums of $2,480, and $3,335 to ALIC and received benefits of $22,885 and $21,000 from ALIC in 2021 and 2020, respectively. The impact on ALICNY’s unassigned surplus for the Stop Loss termination was a reduction of $1,301,378.

4)

Effective October 1, 2021, ALICNY entered into a coinsurance funds withheld agreement and ceded life and payout annuity policies to WRAC (the IGR). The agreement consisted of an initial settlement to WRAC in the amount of $4,553,349, inclusive of a ceding commission paid by ALICNY of $183,000. A portion of the initial settlement, in the amount of $4,048,954, remained in a funds withheld account at ALICNY. Life and annuity reserves in the amount of $4,375,690 were ceded to WRAC under the agreement. The impact on ALICNY’s unassigned surplus from the initiation of the treaty was an increase of $200,619.

Effective January 1, 2022, the IGR was amended to include a provision for changes in nonadmitted IMR related to the funds withheld portfolio. As a result of this amendment, the Company recorded an increase in surplus of $58,954 during 2022, as a component of change in surplus as a result of reinsurance.

The initial financial effects of these reinsurance transactions were as follows:

Admitted assets
Bonds	$(17,124)
Cash, cash equivalents, and short-term investments	(86,966)
Policy loans	(18,223)
Accrued investment income	(629)
Deferred and uncollected life premiums	(13,462)
Reinsurance recoverable	(4,991)
Net deferred tax assets	(507)
Other assets	19,022

Total admitted assets	$(122,880)

Liabilities
Policy and contract liabilities
Life, annuity and accident & health reserves	$(2,825,804)
Policy and contract claims	(11,841)
Policyholders’ funds	(277,869)

Total policy and contract liabilities	(3,115,514)
Other amounts payable on reinsurance	43,472
Interest maintenance reserve	(17,855)
Current federal income taxes	1,843
Remittances not allocated	161
Funds held under reinsurance treaties	4,048,954
Other liabilities	3,995

Total liabilities	965,056

Capital and Surplus:
Unassigned surplus and special surplus funds	(1,087,936)

Total capital and surplus	(1,087,936)

Total liabilities and capital and surplus	$(122,880)

Premiums and other revenues:
Life, annuity and health premiums	$(4,155,075)
Net investment income	(533)
Commissions and expense allowances on reinsurance ceded	(184,944)
Other revenues, net	18,192

Total premiums and other revenues	(4,322,360)
Benefits paid or provided:
Death benefits	(7,609)
Change in life, annuity and accident & health reserves	(2,825,804)
Other benefits	(3,991)

Total benefits paid or provided	(2,837,404)
Insurance expenses and other deductions:
Decrease in loading on deferred and uncollected premiums	2,617

Total insurance expenses and other deductions	2,617

Gain (loss) from operations before federal income taxes and net realized capital gains (losses)	(1,487,573)
Federal income taxes	(386,477)

Gain (loss) from operations before net realized capital gains (losses)	(1,101,096)
Net realized capital gains (losses)	398

Net (loss) income	$(1,100,698)

The Company did not have any reinsurance contracts with risk-limiting features for the years ended December 31, 2022 and 2021.

6.	FEDERAL INCOME TAXES

WRAC, along with its life insurance subsidiaries, files a consolidated federal income tax return. Companies included in the consolidated return are as follows:

•	Wilton Reassurance Company

•	Wilton Reassurance Life Company of New York

•	Texas Life Insurance Company

•	Wilcac Life Insurance Company

•	Redding Reassurance Company 3, LLC

The method of allocation among the companies is subject to a written agreement approved by the Board of Directors. Allocation is based upon the separate return calculations with credit for net losses granted when utilized on a separate company basis or in consolidation.

Inter-company tax balances may be settled quarterly as the Company makes payments to, or receives payments from, WRAC for the amount the Company would have paid to, or received from, the Internal Revenue Service (IRS) had it not been a member of the consolidated tax group. The separate company provisions and payments are computed using the tax elections made by WRAC.

In 2021, the Company received an advanced tax settlement of $367,876 from WRAC as part of the initial settlement of the IGR discussed in Note 5.

ALICNY and Intramerica, prior to their acquisition by WRAC, joined a consolidated Federal income tax return with their former ultimate parent, Allstate Corporation, and its seventy-five domestic subsidiaries. The consolidated group elected under IRC Section 1552(a)(2) to allocate the consolidated federal income tax liability based on each member’s federal income tax liability computed on a separate return basis, except all tax benefits resulting from operating losses and tax credits were allocated to Allstate Corporation to the extent they were utilized in the consolidated return.

Pursuant to NY Circular Letter No. 1979-33 (December 20, 1979), in order to help assure the Company’s enforceable right to recoup federal income taxes in the event of future net losses, the Department has required that an escrow account consisting of assets eligible as an investment for the Company be established and maintained by its parent in an amount equal to the excess of the amount paid by the domestic insurer to the parent for federal income taxes over the actual payment made by the parent to the IRS. Escrow assets may be released to WRAC from the escrow account at such time as the permissible period for loss carrybacks has elapsed. The Company and WRAC established the required escrow agreement effective October 1, 2007. The escrow balance was $616 and $616 at December 31, 2022 and 2021, respectively.

The components of the net deferred tax assets (liabilities) at December 31 are as follows:

	2022			2021
	Ordinary	Capital	Total	Ordinary	Capital	Total

Gross deferred tax assets	$54,763	$-	$54,763	$49,481	$-	$49,481
Statutory valuation allowance	-	-	-	-	-	-

Adjusted gross deferred tax assets	54,763	-	54,763	49,481	-	49,481

Deferred tax assets nonadmitted	-	-	-	-	-	-

Subtotal net admitted deferred tax assets	54,763	-	54,763	49,481	-	49,481
Deferred tax liabilities	40,827	37	40,864	47,066	13,565	60,631

Net deferred tax assets (liabilities)	$13,936	$(37)	$13,899	$2,415	$(13,565)	$(11,150)

	Change During 2022
	Ordinary	Capital	Total
Gross deferred tax assets	$5,283	$-	$5,283
Statutory valuation allowance	-	-	-

Adjusted gross deferred tax assets	5,283	-	5,283
Deferred tax assets nonadmitted	-	-	-

Subtotal net admitted deferred tax assets	5,283	-	5,283
Deferred tax liabilities	(6,239)	(13,528)	(19,767)

Net deferred tax assets (liabilities)	$11,522	$13,528	$25,050

The amount of adjusted gross deferred tax assets admitted under SSAP No. 101 is as follows:

	2022			2021
	Ordinary	Capital	Total	Ordinary	Capital	Total
(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-	$-	$-	$-
(b) Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation	13,899	-	13,899	7,084	-	7,084
i. Adjusted gross deferred tax assets expected to be realized following balance sheet date	13,899	-	13,899	7,084	-	7,084
ii. Adjusted gross tax assets allowed per limitation threshold	40,106	-	40,106	49,142	-	49,142
(c) Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	40,827	37	40,864	42,397	-	42,397

Deferred tax assets admitted as the result of application of SSAP 101 (Total (a)+(b)+(c))	$54,726	$37	$54,763	$49,481	$-	$49,481

	Change During 2022
	Ordinary	Capital	Total

a. Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-
b. Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation	6,815	-	6,815
i. Adjusted gross deferred tax assets expected to be realized following balance sheet date	6,815	-	6,815
ii. Adjusted gross tax assets allowed per limitation threshold	(9,036)	-	(9,036)
c. Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	(1,570)	37	(1,533)

d. Deferred tax assets admitted as the result of application of SSAP 101 (Total (a)+(b)+(c))	$5,245	$37	$5,282

Other admissibility criteria are as follows:

Description	2022	2021

Ratio percentage used to determine recovery period and threshold limitation amount	886.7%	819.1%

Amount of adjusted capital and surplus used to determine recovery period and threshold limitation in 2(b) above	$267,373	$327,616

The Company’s tax planning strategies do not include the use of reinsurance.

The Company does not currently employ tax planning strategies to recognize the admission of deferred tax assets.

There are no temporary differences for which a deferred tax liability has not been established.

Current income taxes incurred consist of the following:

	2022	2021	2020
Current income tax (benefit) expense	$18,675	$(337,092)	$8,882
Tax credit and Foreign withholding	-	(75)	-
Return to provision true-up	-	890	(95)

Current income tax (benefit) expense incurred from operations	18,675	(336,277)	8,787
Current income tax (benefit) expense on realized gains and losses	(19,678)	43,106	(1,343)

Total current income tax (benefit) expense	$(1,003)	$(293,171)	$7,444

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

	2022	2021	Change	Character
Deferred tax assets:
Insurance reserves	$38,728	$37,680	$1,048	Ordinary
Deferred acquisition costs	7,626	5,310	2,316	Ordinary
Net Operating Losses	3,649	4,374	(725)	Ordinary
Compensation	4,712	2,117	2,595	Ordinary
Other	48	-	48	Ordinary

Total deferred tax assets	54,763	49,481	5,282

Non-admitted deferred tax assets	-	-	-

Admitted deferred tax assets	54,763	49,481	5,282

Deferred tax liabilities:
Premium receivable	2,790	6,368	(3,578)	Ordinary
Investments-capital	37	13,565	(13,528)	Capital
Investments-ordinary	38,011	39,948	(1,937)	Ordinary
Other	26	750	(724)	Ordinary

Total deferred tax liabilities	40,864	60,631	(19,767)

Net admitted deferred tax asset (liabilities)	$13,899	$ (11,150)	$25,049

The change in net deferred income taxes including the tax effect of unrealized gains consists of the following:

	2022	2021	Change
Total deferred tax assets	$54,763	$49,481	$5,282
Total deferred tax liabilities	40,864	60,631	(19,767)

Net deferred tax assets (liabilities)	$13,899	$(11,150)	$25,049

Tax effect on unrealized gains	8,617	19,073	(10,456)

Change in net deferred income tax			$14,593

The total statutory income tax is different from that which would be obtained by applying the statutory Federal income tax rate of 21% to income before income taxes. Significant items causing these differences are as follows:

	Year Ended December 31
	2022	2021	2020

Provisions computed at statutory rate	$8,755	$(257,125)	$(14,725)
IMR	(21,533)	701	638
Reserve valuation	-	-	(1,240)
Dividend received deduction	(442)	(486)	(243)
Ceding commission in surplus	(442)	2,646	-
ULR write-down*	-	68,040	-
Other	(1,934)	743	(989)

Total statutory income taxes	$(15,596)	$(185,481)	$(16,559)

Federal income tax incurred	$(1,003)	$(293,171)	$7,444
Change in net deferred income taxes	(14,593)	107,690	(24,003)

Total statutory income taxes	$(15,596)	$(185,481)	$(16,559)

* Unified loss rules, (“ULR”) in the consolidated return regulations (Reg. 1.1502-36) apply when a member of a consolidated group “transfers” a “loss share” of its subsidiary’s stock. The ULR rules function to limit the recognition of loss on transferred stock more than once by requiring the write-down of certain tax attributes to the extent of the recognized stock loss.

At December 31, 2022, the Company has an operating loss of $17,376 and capital loss of $8,293 to be carried forward to future years.

The Inflation Reduction Act enacted the Corporate Alternative Minimum Tax (CAMT) on August 16, 2022. For applicable corporations that report over $1 billion in profits to shareholders, the act includes a 15% CAMT based on book income. The Company has determined that it does not expect to be liable for CAMT in 2023.

The aggregate amount of deposits reported as admitted assets under Section 6603 of the IRS Code was $0 as of December 31, 2022 and 2021.

The 2019–2021 tax years are open and subject to examination by the IRS.

7.	CAPITAL AND SURPLUS

Life/health insurance companies are subject to certain Risk-Based Capital (RBC) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life/health insurance company is to be determined based on the various risk factors related to it. At December 31, 2022 and 2021, the Company exceeded the RBC requirements.

WRNY is subject to statutory regulations of the State of New York. Under these regulations, the maximum amount of dividends which can be paid by a company to shareholders in any twelve month period without prior approval of the New York Department of Financial Services is restricted to the greater of 10% of surplus to policyholders as of the immediately preceding calendar year or net income less realized gains of the preceding year, which may be further limited. WRNY can pay dividends of $8,536 in 2023 without prior regulatory approval.

The Company declared no ordinary dividends to its stockholder in 2022, 2021 and 2020.

The Company declared an extraordinary dividend of $74,000 on December 13, 2022, approved by the Department on December 13, 2022, and paid cash to WRAC on December 15, 2022. The extraordinary dividend was recorded as a return of capital.

In September 2021, ALICNY’s Board of Directors authorized up to 175,000 of new shares of common capital stock. Under the terms of the Purchase Agreement, immediately prior to the consummation of the sale, ALICNY issued 87,936 of the newly authorized shares to AIH in exchange for $660,000.

The components contributing to the cumulative increase or (reduction) of unassigned surplus as of December 31 were as follows:

	2022	2021
Nonadmitted assets	$(76,003)	$(1,986)
AVR	(80,740)	(115,721)
Net unrealized capital gains (losses) less capital gains tax	26,596	65,934
Unauthorized reinsurance provision	(1,855)	(2,499)
Change in surplus as a result of reinsurance	69,448	12,598

As a result of a quasi-reorganization of the Company’s capital under SSAP No. 72, Surplus and Quasi-Reorganizations, immediately following the Acquisition and prior to the Merger and with prior notice to the Department, effective October 1, 2021, ALICNY restated its gross paid in and contributed surplus and unassigned deficit by $585,153.

8.	RELATED-PARTY TRANSACTIONS

See disclosures included in Note 5 concerning certain inter-affiliate reinsurance transactions completed during 2021.

Through the Services Agreement, Wilton Re Services provides certain accounting, actuarial and administrative services to the Company. Expenses incurred relating to this agreement amounted to $7,845, $3,859, and $1,600 for the years ended December 31, 2022, 2021 and 2020, respectively.

The Company reported amounts payable to its affiliate, Wilton Re Services, of $3,226 and $4,524 at December 31, 2022 and 2021, respectively.

Under the Services Agreement, the Company incurs charges related to employee compensation which includes a Long-Term Incentive Program (LTIP). A vesting period of three years applies after which final unit values are determined based on actual performance. The Company has been allocated a share of the expense with the LTIP payable carried as a component of accounts payable and general expenses due and accrued. Once the vesting period is complete and the LTIP awards are paid, the Company’s LTIP payable will be settled with Wilton Re Services. At December 31, 2022 and 2021, included within accounts payable and general expenses due and accrued in the statutory-basis balance sheets, is the Company’s payable of $14,999 and $10,524, respectively, resulting in incurred expenses of $7,682, $5,316, and $6,296 for the years ended December 31, 2022, 2021, and 2020, respectively.

The Company settled $3,206, $2,857 and $2,893 with Wilton Re Services related to vested LTIP awards paid on March 14, 2022, December 30, 2021 and April 9, 2021, respectively.

Allstate service agreements

Prior to the Acquisition, ALICNY and Intramerica were parties to the New York Insurer Supplement to Amended and Restated Service and Expense Agreement between the Allstate Corporation and certain of its affiliated insurance companies pursuant to which AIC provided access to a variety of services, including the utilization of shared bank accounts for cash collections and disbursements in certain situations. This agreement provided for cost sharing and allocation of operating expense among the parties.

Prior to the Acquisition, ALICNY and Intramerica were parties to the Investment Advisory Agreement and Amendment to Service Agreement with Allstate Investments, LLC (AILLC) whereby AILLC provided investment management services.

Transactions with Allstate Life Insurance Company

The Purchase Agreement specified that certain investments be sold or transferred prior to the sale closing (Pre-sale asset reallocation transactions). As part of the Pre-sale asset reallocation transactions executed during the third quarter of 2021, ALICNY transferred mortgage loans with fair values of $306,709 to ALIC in exchange for mortgage loans, other invested assets and cash.

Transactions with Allstate Insurance Company

As part of the Pre-sale asset reallocation transactions, ALICNY transferred preferred stocks, common stocks, mortgage loans and other invested assets with fair values of $284,541 to AIC in exchange for cash.

9.	COMMITMENTS AND CONTINGENCIES

Funding of Investments

The Company’s commitments to limited partnerships as of December 31, 2022, are presented in the following table:

	2022
	Commitment	Unfunded
Limited partnerships	$605,751	$222,947

The Company anticipates that the majority of its current limited partnership commitments will be invested over the next five years; however, these commitments could become due any time at the request of the counterparties.

Legal Proceedings

In the normal course of business, the Company is occasionally involved in litigation, principally from claims made under insurance policies and contracts. The ultimate disposition of such litigation is not expected to have a material adverse effect on the Company’s financial condition, liquidity or results of operations.

10.	RESERVES

The Company’s annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions at December 31, are summarized as follows:

	2022		2021
A. Individual Annuities	Amount	Percent	Amount	Percent

Subject to discretionary withdrawal:
With fair value adjustment	$115,723	3.2%	$138,357	3.7%
At book value less current surrender charge of 5% or more	5,192	0.2	5,789	0.2
At fair value	144,257	4.0	195,448	5.2

Total with adjustment or at market value	265,172	7.4	339,594	9.1

At book value without adjustment (minimum or no charge or adjustment)	1,290,672	36.2	1,367,585	36.6
Not subject to discretionary withdrawal	2,011,273	56.4	2,025,260	54.3

Total annuity reserves and deposit fund liabilities - before reinsurance	3,567,117	100.0%	3,732,439	100.0%

Less reinsurance ceded	2,042,955		2,228,905

Net annuity reserves and deposit fund liabilities	$1,524,162		$1,503,534

	2022		2021
B. Group Annuities	Amount	Percent	Amount	Percent

Subject to discretionary withdrawal:
With fair value adjustment	$23,078	7.7%	$25,873	7.7%
At book value less current surrender charge of 5% or more	2,432	0.8	2,158	0.6
At fair value	66,328	22.3	90,923	27.0

Total with adjustment or at market value	91,838	30.8	118,954	35.3

At book value without adjustment
(minimum or no charge or adjustment)	192,112	64.5	203,087	60.3
Not subject to discretionary withdrawal	14,039	4.7	14,992	4.4

Total annuity reserves and deposit fund liabilities - before reinsurance	297,989	100.0%	337,033	100.0%

Less reinsurance ceded	93,234		193,490

Net annuity reserves and deposit fund liabilities	$204,755		$143,543

	2022		2021
C. Deposit—Type Contracts (No Life Contingencies)	Amount	Percent	Amount	Percent
Subject to discretionary withdrawal:
With fair value adjustment	$ -	0.0%	$ -	0.0%
At book value less current surrender charge of 5% or more	-	0.0	-	0.0
At fair value	12	0.0	22	0.0

Total with adjustment or at market value	12	0.0	22	0.0

At book value without adjustment
(minimum or no charge or adjustment)	1	0.0	-	0.0
Not subject to discretionary withdrawal	261,786	100.0	284,738	100.0

Total annuity reserves and deposit fund liabilities - before reinsurance	261,799	100.0%	284,760	100.0%

Less reinsurance ceded	248,884		272,326

Net annuity reserves and deposit fund liabilities	$12,915		$12,434

Of the total net annuity reserves and deposit fund liabilities of $1,741,832 and $1,659,512 at December 31, 2022 and 2021, respectively, $1,413,610 and $1,500,510 is included in the general account and $328,222 and $159,002 is included in the separate account, respectively.

The Company’s life reserves that are subject to discretionary withdrawal, surrender values, or policy loans and not subject to discretionary withdrawal or no cash value provisions at December 31 are summarized as follows:

	2022			2021
A. General Account	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

(1) Subject to discretionary withdrawal, surrender value, or policy loans:

a. Term Policies with Cash Value	$1,387	$18,519	$25,662	$-	$20,824	$28,268

b. Universal Life	639,686	638,255	664,123	666,986	664,740	697,691

c. Universal Life with Secondary Guarantees	346,670	280,848	509,069	334,432	261,888	481,595

d. Indexed Universal Life	-	-	-	-	-	-

e. Indexed Universal Life with Secondary Guarantees	67,554	42,948	50,645	61,666	36,356	45,112

f. Indexed Life	-	-	-	-	-	-

g. Other Permanent Cash Value Life Insurance	-	7,391	9,280	-	7,671	9,780

h. Variable Life	-	-	-	-	-	-

i. Variable Universal Life	2,558	2,415	2,172	2,686	2,576	2,153

j. Miscellaneous Reserves	-	72,814	102,612	-	67,706	97,116

(2) Not subject to discretionary withdrawal or no cash values:

a. Term policies without Cash Value	XXX	XXX	443,461	XXX	XXX	464,271

b. Accidental Death Benefits	XXX	XXX	118	XXX	XXX	124

c. Disability—Active Lives	XXX	XXX	7,333	XXX	XXX	8,254

d. Disability—Disabled Lives	XXX	XXX	22,394	XXX	XXX	22,580

e. Miscellaneous Reserves	XXX	XXX	1,438,975	XXX	XXX	1,433,182

(3) Total (gross: direct + assumed)	1,057,855	1,063,190	3,275,844	1,065,770	1,061,761	3,290,126

(4) Reinsurance ceded	603,400	601,717	2,359,044	610,871	602,091	2,387,398

(5) Total (net) (3)—(4)	$454,455	$461,473	$916,800	$454,899	$459,670	$902,728

	2022			2021
B. Separate Account Guaranteed	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

(1) Subject to discretionary withdrawal, surrender value,

or policy loans:

a. Term Policies with Cash Value	$-	$-	$-	$-	$-	$-

b. Universal Life	-	-	-	-	-	-

c. Universal Life with Secondary Guarantees	-	-	-	-	-	-

d. Indexed Universal Life	-	-	-	-	-	-

e. Indexed Universal Life with Secondary Guarantees	-	-	-	-	-	-

f. Indexed Life	-	-	-	-	-	-

g. Other Permanent Cash Value Life Insurance	-	-	-	-	-	-

h. Variable Life	-	-	-	-	-	-

i. Variable Universal Life	-	-	-	-	-	-

j. Miscellaneous Reserves	-	-	-	-	-	-

(2) Not subject to discretionary withdrawal or no cash values:

a. Term policies without Cash Value	XXX	XXX	-	XXX	XXX	-

b. Accidental Death Benefits	XXX	XXX	-	XXX	XXX	-

c. Disability—Active Lives	XXX	XXX	-	XXX	XXX	-

d. Disability—Disabled Lives	XXX	XXX	-	XXX	XXX	-

e. Miscellaneous Reserves	XXX	XXX	-	XXX	XXX	-

(3) Total (gross: direct + assumed)	-	-	-	-	-	-

(4) Reinsurance ceded	-	-	-	-	-	-

(5)Total(net) (3) - (4)	$ -	$ -	$ -	$ -	$ -	$ -

	2022			2021
C. Separate Account Nonguaranteed	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

(1) Subject to discretionary withdrawal, surrender value, or policy loans:

a. Term Policies with Cash Value	$ -	$ -	$ -	$ -	$ -	$ -

b. Universal Lifje	-	-	-	-	-	-

c. Universal Life with Secondary Guarantees	-	-	-	-	-	-

d. Indexed Universal Life	-	-	-	-	-	-

e. Indexed Universal Life with Secondary Guarantees	-	-	-	-	-	-

f. Indexed Life	-	-	-	-	-	-

g. Other Permanent Cash Value Life Insurance	-	-	-	-	-	-

h. Variable Life	19,279	17,969	18,959	23,341	22,112	22,704

i. Variable Universal Life	-	-	-	-	-	-

j. Miscellaneous Reserves	-	-	-	-	-	-

(2) Not subject to discretionary withdrawal or no cash values:

a. Term policies without Cash Value	XXX	XXX	-	XXX	XXX	-

b. Accidental Death Benefits	XXX	XXX	-	XXX	XXX	-

c. Disability—Active Lives	XXX	XXX	-	XXX	XXX	-

d. Disability—Disabled Lives	XXX	XXX	-	XXX	XXX	-

e. Miscellaneous Reserves	XXX	XXX	199	XXX	XXX	290,476

(3) Total (gross: direct + assumed)	19,279	17,969	19,158	23,341	22,112	313,180

(4) Reinsurance ceded	-	-	-	-	-	-

(5) Total (net) (3) - (4)	$19,279	$17,969	$19,158	$23,341	$22,112	$313,180

11.	PREMIUM AND ANNUITY CONSIDERATIONS

Deferred and uncollected life insurance premiums and annuity considerations net of reinsurance at December 31 are as follows:

	2022		2021
	Gross	Net of Loading	Gross	Net of Loading

Ordinary new business	$1	$1	$8	$8
Ordinary renewal	10,312	12,267	13,767	16,015

Total	$10,313	$12,268	$13,775	$16,023

For 2022, 2021, and 2020, the Company recognized premiums related to life participating policies of $31, $41, and $6, respectively. These amounts represented less than one-half of one percent of total life premiums and annuity considerations earned. The Company uses accrual accounting to record policyholder dividends on participating policies. The Company paid dividends of $28, $45, and $31 in 2022, 2021 and 2020, respectively, to participating policyholders and did not allocate additional income. All of the Company’s accident and health contracts were nonparticipating.

12.	SEPARATE ACCOUNTS

The Company’s Separate Accounts were attributed to the following products/transactions as December 31:

	2022		2021
	Legally Insulated Assets	Not legally Insulated Assets	Legally Insulated Assets	Not legally Insulated Assets

Variable annuity contracts	$215,635	$-	$293,809	$-
Variable life policies	19,302	-	23,365	-
Modified guaranty annuity	-	120,985	-	112,346

Total	$234,937	$120,985	$317,174	$112,346

Separate Accounts held by the Company are for variable annuity contracts, variable life policies, and MGA contracts. The assets and liabilities of variable annuity contracts and variable life policies are recorded as assets and liabilities of the Separate Accounts and are legally insulated from the General Account, excluding any purchase payments or transfers directed by the contractholder to earn a fixed rate of return which are included in the Company’s General Account assets. The legal insulation of the Separate Account assets prevents such assets from being generally available to satisfy claims resulting from the General Account. Separate Accounts which contain variable annuity and variable life business are unit investment trusts and registered with the Securities and Exchange Commission (“SEC”). As of December 31, 2022 and 2021, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated.

Variable annuity and variable life business allows the contractholder to accumulate funds within a variety of portfolios, at rates which depend upon the return achieved from the types of investments chosen. The net investment experience of the Separate Accounts is credited directly to the contractholder and can be favorable or unfavorable. The assets of each portfolio are held separately from the other portfolios and each has distinct investment objectives and policies. Absent any contract provision wherein the Company provides a guarantee, the contractholders of the variable annuity and variable life products bear the investment risk that the Separate Account’s funds may not meet their stated investment objectives. Variable annuity and variable life business is included in the Nonguaranteed Separate Accounts column of the following tables.

The assets and liabilities of MGA contracts are also recorded as assets and liabilities of the Separate Accounts, however, they are not legally insulated from the General Account. MGA products are non-unitized products, most of which are not registered with the SEC. The Separate Account for MGA products provides the opportunity for the contractholder to invest in one or any combination of up to ten interest rate guarantee periods. Amounts withdrawn from the contract in excess of the free withdrawal amount are subject to market value adjustments. MGA business is included in the Nonindexed Guarantee Less than/equal to 4% or the Nonindexed Guarantees More than 4% column of the following tables.

Some of the Separate Account liabilities are guaranteed by the General Account. To compensate the General Account for the risk taken on variable annuity products, the Separate Accounts paid risk charges of $488, $619, and

$473 in 2022, 2021, and 2020, respectively. The amount paid by the General Account for Separate Account guarantees for variable annuity products was $191, $119, and $121 in 2022, 2021, and 2020, respectively.

In connection with the disposal of the Company’s variable annuity business to Prudential Insurance Company of America (Prudential) in 2006, there is a modified coinsurance reinsurance agreement under which the Separate Account assets and liabilities remain in the Company’s Statements of Financial Position, but the related results of operations are fully reinsured to Prudential and presented net of reinsurance in the statutory-basis statements of operations. In contrast, assets supporting General Account liabilities, including the future rights and obligations related to benefit guarantees and fixed rate of return fund investments, have been transferred to Prudential under the coinsurance reinsurance provisions. The reinsurance agreements do not contain limits or indemnifications with regard to the insurance risk transfer, and transferred all of the future risks and responsibilities for performance in the underlying variable annuity contracts to Prudential, including those related to benefit guarantees and fixed rate of return fund investments, in accordance with SSAP No. 61R. The Separate Account balances related to the modified coinsurance reinsurance were $197,025 and $268,644 as of December 31, 2022 and 2021, respectively. The General Account liability balances reinsured to Prudential under the coinsurance reinsurance were $180,373 and $163,363 as of December 31, 2022 and 2021, respectively, and consisted of the liabilities for fixed rate of return fund investments and benefit guarantees.

Information regarding the Company’s Separate Accounts as of December 31 was as follows:

	2022
	Nonindexed Guarantee Less Than/Equal to 4%	Nonindexed Guarantee More Than to 4%	Non-Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended December 31	$-	$-	$13	$13

Reserves as of December 31
For accounts with assets at:
Fair value	$113,115	$-	$234,265	$347,380
Amortized cost	-	-	-	-

Total reserves	$113,115	$-	$234,265	$347,380

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$109,160	$-	$-	$109,160

At book value without market value adjustment and with current surrender charge of 5% of more	-	-	-	-

At fair value	-	-	246,207	246,207

At book value without market value adjustment and with current surrender charge of less than 5%	3,955	-	-	3,955

Subtotal	$113,115	$-	$246,207	$359,322
Not subject to discretionary withdrawal	-	-	5,892	5,892

Total	$113,115	$-	$252,099	$365,214

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A

	2021
	Nonindexed Guarantee Less Than/Equal to 4%	Nonindexed Guarantee More Than to 4%	Non-Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended December 31	$-	$-	$-	$-

Reserves as of December 31
For accounts with assets at:
Fair value	$134,430	$-	$316,466	$450,896
Amortized cost	-	-	-	-

Total reserves	$134,430	$-	$316,466	$450,896

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$131,381	$-	$-	$131,381

At book value without market alue adjustment and with current surrender charge of 5% of more	-	-	-	-

At fair value	-	-	332,466	332,466

At book value without market value adjustment and with current surrender charge of less than 5%	3,049	-	-	3,049

Subtotal	$134,430	$-	$332,466	$466,896
Not subject to discretionary withdrawal	-	-	8,346	8,346

Total	$134,430	$-	$340,812	$475,242

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A

Reconciliation of net transfers to or (from) the Separate Accounts for the years ended December 31 was as follows:

	2022	2021	2020
Transfers as reported in the Summary of Operations of the Separate Accounts Statement
Transfers to Separate Accounts	$2,704	$3,911	$2,106
Transfers from Separate Accounts	29,469	49,290	39,253

Net transfers to (from) Separate Accounts	(26,765)	(45,379)	(37,147)
Reconciling adjustments	847	59	42

Transfers as reported in the Statements of Operations	$(25,918)	$(45,320)	$(37,105)

13.	SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events through April 11, 2023, the date the statutory-basis financial statements were available to be issued. The following event occurred subsequent to December 31, 2022:

On March 10, 2023, the FDIC took over Silicon Valley Bank after the bank experienced substantial run on deposits, and two days later, Signature Bank was forced to close. On March 19, 2023, the Swiss regulators arranged for UBS to purchase Credit Suisse at distressed levels without a shareholder vote. The Company is in the process of assessing the direct and indirect exposure to the banking sector and has already exited some positions to minimize exposure. To date, our realized losses related to sales or write-downs of impacted securities is immaterial, and we will continue to monitor our exposure to depository institutions. Additional turmoil in this sector could have a material adverse (direct or indirect) effect on global, national and local economies, as well as the Company. The extent to which the current state of the banking sector impacts the Company’s results will depend on future developments.

*  *  *

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

Overview

The following discussion highlights significant factors influencing the financial position and results of operations of Wilton Reassurance Life Company of New York (the Company or WRNY). It should be read in conjunction with the Company’s audited Statutory-Basis Financial Statements as of December 31, 2022, and 2021 and for the Years Ended December 31, 2022, 2021 and 2020.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•	For operations: premiums, benefits paid, reserves, expenses, and amounts ceded to reinsurers.
•	For investments: asset portfolio credit quality/experience, net investment income, cash flows, realized capital gains and losses, and unrealized capital gains and losses.
•	For financial condition: surplus levels, risk-based capital ratios, and stress testing of overall capital position.

Application of critical accounting estimates

The financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department), which differ from accounting principles generally accepted in the United States of America (GAAP).

The preparation of financial statements in conformity with accounting principles prescribed or permitted by the Department requires management to make estimates and assumptions that often involve a significant degree of judgment. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed in the financial statements.

Management believes the critical accounting policies relating to the following areas, which are discussed in more detail below, are most dependent on the application of estimates, assumptions, and judgments:

•	Policy and contract liabilities
•	Investment valuation, including impairments
•	Income taxes

Organization

The Company is a stock life insurance company organized in 1955 under the laws of the State of New York, operating predominantly in the individual life business, as well as the group and individual annuity business of the life insurance industry. The Company is licensed in all 50 states, the District of Columbia and the US Virgin Islands, although, historically, its marketing efforts were concentrated in the state of New York. The Company currently has no employees, and it no longer actively writes new primary insurance policies.

The Company is a wholly owned subsidiary of Wilton Reassurance Company (Parent or WRAC), a Minnesota stock life insurance company, which in turn is a wholly owned subsidiary of Wilton Re U.S. Holdings, Inc. (Wilton Re U.S.), a Delaware general corporation. All but a de minimis portion of the economic interests and 100% of the voting interests of Wilton Re U.S. are held or controlled by Wilton Re U.S. Holdings Trust, an Ontario trust (the Wilton Re Trust). In turn, all economic interests associated with the Wilton Re Trust accrue to Wilton Re Ltd. (WRL or Wilton Re), a non-insurance holding company registered in Nova Scotia, Canada. WRL is deemed the ultimate parent corporation in the Company’s holding company system. CPP Investments is the owner of Wilton Re.

On October 1, 2021, all of the issued and outstanding capital stock of Allstate Life Insurance Company of New York (ALICNY) and Intramerica Life Insurance Company (Intramerica), both New York domestic insurance companies, were acquired by WRAC and on November 1, 2021, each were merged with and into the Company, with WRNY being the surviving company to the merger.

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

The Company is party to a services agreement (the Services Agreement) with its affiliate, Wilton Re Services, Inc. (Wilton Re Services), pursuant to which Wilton Re Services provides certain accounting, actuarial and administrative services.

Acquisition

On March 29, 2021, WRAC entered into a Stock Purchase Agreement (Purchase Agreement) with Allstate Life Insurance Company (ALIC), Allstate Insurance Company (AIC), Allstate Financial Insurance Holdings Corporation (AFIHC), and Allstate Insurance Holdings, LLC (AIH) to acquire ALICNY, a wholly owned subsidiary of ALIC, and Intramerica, a wholly owned subsidiary of AFIHC (the Acquisition).

In September 2021, ALICNY’s Board of Directors authorized up to 175,000 of new shares of common capital stock. Under the terms of the Purchase Agreement, immediately prior to the consummation of the sale of ALICNY, ALICNY issued 87,936 of the newly issued shares to AIH in exchange for $660,000 in cash.

As of September 30, 2021, necessary state regulatory approvals were received and on October 1, 2021, the acquisition closed and WRAC became the parent of ALICNY and Intramerica.

Immediately following the Acquisition and prior to the Merger described below, ALICNY restated its gross paid-in and contributed surplus and unassigned funds (surplus) by $585,153 under a quasi-reorganization (National Association of Insurance Commissioners’ (NAIC) Statement of Statutory Accounting Principles (SSAP) No. 72, Surplus and Quasi-Reorganizations).

Reinsurance

In connection with the Acquisition, the following reinsurance transactions were executed (the Reinsurance transactions):

1.

Effective October 1, 2021, ALICNY recaptured $5,127 of reserves representing 100% of the business under two existing reinsurance agreements with ALIC. ALICNY received $4,419 in cash related to the recaptured business.

2.

Effective October 1, 2021, ALICNY ceded blocks of life and accident and health policies, with aggregate reserves of $37,645, to American Heritage Life (AHL) pursuant to a coinsurance agreement. AHL paid a ceding commission of $15,500 to ALICNY related to this transaction recorded as commission and expense allowances on reinsurance ceded. The increase in surplus, net of tax, of $13,269 was reported as an adjustment to surplus in accordance with SSAP No. 61, Life, Deposit-Type and Accident and Health Reinsurance. During 2022 and 2021, the Company recorded income of $2,105 and $671, respectively, for the amortization of the ceding commission and a corresponding decrease in surplus.

3.

Effective December 31, 2001, and later amended, ALICNY ceded reinvestment related risk on certain structured settlement annuities to its former parent, ALIC, under an Automatic Reinsurance Agreement (the Stop Loss). Effective October 1, 2021, ALICNY and ALIC agreed to terminate the agreement resulting in an increase to ALICNY’s asset adequacy reserves of $1,301,378. ALICNY received $7,251 in cash in settlement of accrued premiums and benefits. Prior to the termination, under this agreement ALICNY paid premiums of $2,480 and $3,335 to ALIC and received benefits of $22,885 and $21,000 from ALIC in 2021 and 2020, respectively. The impact on ALICNY’s unassigned surplus for the Stop Loss termination was a reduction of $1,301,378.

4.

Effective October 1, 2021, ALICNY entered into a coinsurance funds withheld agreement and ceded life and payout annuity policies to WRAC (the IGR). The agreement consisted of an initial settlement to WRAC in the amount of $4,553,349, inclusive of a ceding commission paid by ALICNY of $183,000. A portion of the initial settlement, in the amount of $4,048,954, remained in a funds withheld account at ALICNY. Life and annuity reserves in the amount of $4,375,690 were ceded to WRAC under the agreement. The impact on ALICNY’s unassigned surplus from the initiation of the treaty was an increase of $200,619.

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

Effective January 1, 2022, the IGR was amended to include a provision for changes in nonadmitted IMR related to the funds withheld portfolio. As a result of this amendment, the Company recorded an increase in surplus of $58,954 during 2022, as a component of change in surplus as a result of reinsurance.

Statutory Merger

After receiving all regulatory approvals, effective November 1, 2021, ALICNY and Intramerica merged with and into the Company with the Company being the surviving company to the merger (the Merger).

In accordance with SSAP No. 68, Combinations and Goodwill, the Merger was accounted for as a statutory merger. No shares of stock were issued in the transaction. Outstanding shares of ALICNY and Intramerica stock were retired. No adjustments were made directly to the surplus of the Company as a result of the Merger.

In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors, all amounts previously reported as of December 31, 2020, and for the year ended December 31, 2020, have been restated to reflect the Merger.

Pre-merger unaudited separate company premiums and other revenues, net gain (loss), and other surplus adjustments for the nine months ended September 30, 2021, and total surplus as of September 30, 2021, are presented below, along with subsequent changes resulting from transactions relating to the Acquisition:

	Premiums and other revenues	Net gain (loss)	Other surplus changes	Total Surplus
Reported at September 30, 2021
ALICNY	$283,987	$209,274	$(6,459)	$758,666
Intramerica	455	176	(18)	10,891
WRNY	46,443	11,341	(1,693)	90,870

Reported total	330,885	220,791	(8,170)	860,427

Transactions effective October 1, 2021
Share issuance	-	-	660,000	660,000
Voluntary benefits reinsurance	(35,612)	640	12,814	13,454
Other reinsurance	4,600	(579)	(52)	(631)
Stop Loss termination	-	(1,301,378)	-	(1,301,378)
Reinsurance to WRAC	(4,291,347)	200,619	-	200,619
Tax effect of transactions	-	(20,663)	(88,198)	(108,861)

Transaction total	(4,322,359)	(1,121,361)	584,564	(536,797)

Total Company	$(3,991,474)	$(900,570)	$576,394	$323,630

Market Risk

WRNY has exposure to several market risks, including interest rate risk, liquidity and concentration risk, and credit risk. WRNY purchases financial instruments primarily to support its insurance liabilities. WRNY manages its portfolio to balance quality, diversification, asset-liability matching, and investment return. WRNY evaluates its exposure to market risk sensitivity through internally defined modeling of its portfolio performance from various stress scenarios including a double default.

Interest Rate Risk

WRNY is exposed to interest rate risk in two ways. Firstly, sustained low interest rates expose WRNY to spread compression risk on future reinvested assets. Secondly, interest-sensitive liabilities expose WRNY to rising interest rates and the related disintermediation risk.

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

In general, interest rate risks are monitored and managed under Wilton Re’s Asset-Liability Management Policy. Other control activities include credited rate determination of underlying reinsured policies, crediting rate strategy, and monitoring of lapse rates. Various interest rate sensitivities are run on an annual basis to quantify the impact of adverse interest rate scenarios. Based on the results of these sensitivities, management can decide to take risk-mitigation actions such as hedging, duration matching, or other actions as deemed necessary.

Liquidity and Concentration Risk

The liquidity of assets held to pay claims to policyholders is a risk to the Company. Wilton Re’s investment risk exposure is mitigated by its prudent investment strategy, adherence to investment policy limits, and monitoring activities. WRNY’s investment portfolio consists primarily of bonds, policy loans, short-term securities and cash, with over 95% of all bond holdings at investment grade. Impairments have been modest in recent years. Investment risks, including concentration risk, are mitigated and controlled by compliance with the Wilton Re Investment Guidelines.

Wilton Re maintains an appropriate level of liquidity in line with its risk profile. This degree of liquidity allows for unexpected cash needs to be met without forcing the potentially untimely sale of investments.

Credit Risk

The Company is exposed to credit risk in two ways. First, WRNY is exposed to investment credit risk, which is addressed above in Liquidity and Concentration Risk. Second, WRNY is exposed to counterparty credit risk of its reinsurers and retrocessionaires, both directly and through inuring reinsurance on acquired blocks of business. This exposure is mitigated through diversification of reinsurance counterparties, careful due diligence and ongoing annual reviews of counterparty creditworthiness, and compliance with relevant controls.

Financial Condition

Cash and invested assets

During 2022, cash and invested assets decreased $343,120 resulting from the December 15, 2022 extraordinary dividend to WRAC of $74,000, net realized capital losses of $107,913 incurred primarily from restructuring the ALICNY and Intramerica portfolios in a rising interest rate environment, and normal outflows from operations. Other changes within the asset classes were primarily driven by restructuring of the portfolio following the Acquisition.

In 2017, Wilton Re implemented a Strategic Asset Allocation (SAA) program to invest in additional asset classes to complement its portfolio of investment grade fixed income securities. These alternative assets include preferred stocks, common stocks, high yield bonds, limited partnerships, and commercial mortgage loans (CMLs). These investments will enhance the investment portfolio’s diversification and result in higher total returns with an asset mix that is more in line with industry peers.

The following table indicates the Company’s participation in Wilton Re’s overall SAA program through December 31, 2022 and 2021.

	Activity through
Investment type	2022	2021

Limited partnership commitments	$372,880	$262,880
Limited partnership funding	178,402	108,097
Limited partnership Net Asset Value (NAV)	197,498	140,655

CMLs	22,124	14,885
High Yield bonds	140,413	126,011
Preferred stock	46,854	52,159
Common stock	11,880	8,034

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

The Company invests in limited partnerships based on attractive investment opportunities which can impact the timing of those investments throughout the program. The investments will be in conformity with the New York Insurance Code investment limits.

At December 31, 2022, the Company’s investments in bonds were in a net unrealized loss position of $725,362, a decrease of $1,190,592 from the December 31, 2021 net unrealized gain position of $465,230. The tables below provide additional detail:

	Carrying	Gross Unrealized		Fair
At December 31, 2022	Value	Gains	Losses	Value

U.S. government and agencies	$505,423	$2,183	$(100,616)	$406,990
State and political subdivisions	467,388	26,548	(24,235)	469,701
Foreign sovereign	4,986	134	(303)	4,817
Corporate securities	3,755,066	23,796	(534,968)	3,243,894
Residential mortgage-backed securities	237,575	402	(52,498)	185,479
Commercial mortgage-backed securities	137,331	187	(22,203)	115,315
Asset backed securities	249,637	1,051	(26,720)	223,968
Collateralized debt obligations	154,610	395	(18,515)	136,490

Total bonds	$5,512,016	$54,696	$(780,058)	$4,786,654

	Carrying	Gross Unrealized		Fair
At December 31, 2021	Value	Gains	Losses	Value

U.S. government and agencies	$1,015,300	$21,439	$(5,898)	$1,030,841
State and political subdivisions	468,643	135,737	(141)	604,239
Foreign sovereign	31,384	2,672	-	34,056
Corporate securities	3,938,584	323,551	(25,479)	4,236,656
Residential mortgage-backed securities	79,428	4,747	(185)	83,990
Commercial mortgage-backed securities	46,874	3,488	(129)	50,233
Asset backed securities	126,547	7,811	(1,762)	132,596
Collateralized debt obligations	131,542	2,265	(2,886)	130,921

Total bonds	$5,838,302	$501,710	$(36,480)	$6,303,532

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

The following tables show gross unrealized losses and fair values of bonds, preferred stocks, and common stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At December 31, 2022	Value	Losses	Value	Losses	Value	Losses

U.S. government and agencies	$382,908	$(100,545)	$847	$(71)	$383,755	$(100,616)
State and political subdivisions	134,751	(21,932)	7,227	(2,303)	141,978	(24,235)
Foreign sovereign	4,162	(303)	-	-	4,162	(303)
Corporate securities	2,536,961	(410,178)	338,601	(124,790)	2,875,562	(534,968)
Residential mortgage-backed securities	173,415	(48,741)	4,671	(3,757)	178,086	(52,498)
Commercial mortgage-backed securities	106,741	(21,581)	2,876	(622)	109,617	(22,203)
Asset backed securities	179,031	(22,147)	22,085	(4,573)	201,116	(26,720)
Collateralized debt obligations	78,160	(9,269)	53,407	(9,246)	131,567	(18,515)

Total bonds	3,596,129	(634,696)	429,714	(145,362)	4,025,843	(780,058)

Preferred stocks	97,726	(22,320)	1,386	(436)	99,112	(22,756)

Total	$3,693,855	$(657,016)	$431,100	$(145,798)	$4,124,955	$(802,814)

	Less Than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
At December 31, 2021	Value	Losses	Value	Losses	Value	Losses

U.S. government and agencies	$542,572	$(5,898)	$-	$-	$542,572	$(5,898)
State and political subdivisions	16,269	(141)	-	-	16,269	(141)
Corporate securities	596,080	(15,735)	120,491	(9,744)	716,571	(25,479)
Residential mortgage-backed securities	8,009	(145)	76	(40)	8,085	(185)
Commercial mortgage-backed securities	3,476	(21)	93	(108)	3,569	(129)
Asset backed securities	32,003	(427)	10,221	(1,335)	42,224	(1,762)
Collateralized debt obligations	22,555	(142)	43,155	(2,744)	65,710	(2,886)

Total bonds	1,220,964	(22,509)	174,036	(13,971)	1,395,000	(36,480)

Preferred stocks	4,905	(67)	608	(68)	5,513	(135)

Total	$1,225,869	$(22,576)	$174,644	$(14,039)	$1,400,513	$(36,615)

Impairments

Management regularly reviews the value of the Company’s investments. If the value of any investment falls below its cost basis, the decline is analyzed to determine whether it is an other-than-temporary decline in value. To make this determination for each security, the following is considered:

•	The length of time and extent to which the fair value has been below its cost;
•	The financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential;
•	Management’s intent and ability to hold the security long enough for it to recover its value;
•	Valuation guidelines expressed in the applicable Statements of Statutory Accounting Principles;
•	Any downgrades of the security by a rating agency; and
•	Any reduction or elimination of dividends, or nonpayment of scheduled interest payments.

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

Based on that analysis, management makes a judgment as to whether the loss is other-than-temporary. If the loss is other-than-temporary, an impairment charge is recorded within net realized investment gains (losses) in the Statement of Operations in the period the determination is made.

The Company recognized other-than-temporary impairments for the years ended December 31 as follows:

	2022	2021	2020
Bonds	$1,580	$800	$889
Common stocks	-	-	11,003
Preferred stocks	-	-	54
Other invested assets	-	-	6,088

Total	$1,580	$800	$18,034

The following table illustrates the quality of the Company’s bonds, cash equivalents and short-term investments, and preferred stock portfolios at December 31:

NAIC Rating	2022	2021
NAIC-1	$3,151,457	$3,545,751
NAIC-2	2,058,908	1,898,225
NAIC-3	217,060	280,701
NAIC-4	81,401	110,186
NAIC-5	2,468	2,855
NAIC-6	722	1,580

Bonds	$5,512,016	$5,839,298

P/RP-1	$12,584	$18,582
P/RP-2	76,958	63,489
P/RP-3	13,643	18,150
P/RP-4	427	623
P/RP-5	-	-
P/RP-6	-	-

Preferred Stocks	$103,612	$100,844

At December 31, 2022, approximately 5.6 percent of the Company’s bonds and preferred stocks (5.5 percent of bonds) held ratings below Class 2, whereas these percentages were 7.0 and 6.8 percent at December 31, 2021, respectively.

The Company’s level of investments in below-investment grade bonds could change based on market conditions or changes in management policies. Below-investment grade securities have different characteristics than investment grade securities. Based on historical performance, probability of default by the borrower is significantly greater for below-investment grade securities and in many cases severity of loss is relatively greater as such securities are often subordinated to other indebtedness of the issuer. Also, issuers of below-investment grade securities frequently have higher levels of debt relative to investment grade issuers, hence, all other things being equal, are more sensitive to adverse economic conditions, such as recession or increasing interest rates. The Company attempts to reduce the overall risk related to its investment in below-investment grade securities, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by issuer and/or guarantor and by industry.

Subprime Mortgage Securities

The Company held assets with carrying values of $8,973 and $3,004 and fair values of $7,537 and $3,342 at December 31, 2022 and 2021, respectively, which were classified as subprime. Any underlying unrealized losses on this

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

exposure are not due to exposure to realized losses resulting from receiving less than anticipated cash flows or due to the potential sale of assets to meet future cash flow requirements.

Special deposits

On December 31, 2022 and 2021, included within cash and invested assets, cash and bonds with an admitted asset value of $11,214 and $13,551, respectively, were on deposit with government authorities or their designated custodians as required by law.

Reinsurance recoverable

Amounts recoverable from reinsurers decreased $1,747 during 2022 to $3,964. The change is a result of timing of when benefit payments are approved and processed in relation to yearend and, consequently, when requests for reimbursement are sent to our reinsurers.

Separate Accounts

Separate Accounts held by the Company are for variable annuity contracts, variable life policies and modified guaranteed annuity (MGA) contracts. Separate Accounts which contain variable annuity and variable life business are unit investment trusts and registered with the Securities and Exchange Commission (SEC). MGA products are non-unitized products, most of which are not registered with the SEC.

Separate Accounts balances decreased by $73,622 to $355,898 as of December 31, 2022, mainly due to unrealized losses in the underlying asset portfolios.

Nonadmitted Assets

Certain assets designated as “nonadmitted,” principally past-due agents’ balances, deferred taxes, and other assets not specifically identified as admitted assets within the NAIC Accounting Practices and Procedures Manual, are excluded from the balance sheets and are charged directly to unassigned surplus.

At December 31, 2022, the Company recorded nonadmitted assets of $76,003 which increased $74,017 from $1,986 at December 31, 2021. The increase is primarily due to the nonadmit of the Company’s negative interest maintenance reserve, discussed in the interest maintenance reserve section.

Net deferred income taxes

The Company has a net deferred income tax asset of $13,899 at December 31, 2022. The deferred income tax asset compares to a net admitted deferred income tax liability of $11,150 at December 31, 2021. The primary drivers of the change in character of the deferred taxes are changes in interest rates resulting in a $10,500 tax effect from unrealized losses and a $1,742 tax effect of capital loss carryforwards, as well as routine changes in deferred and uncollected premium, incentive compensation and deferred acquisition costs, each resulting in tax effects of $3,600, $2,600 and $2,300, respectively.

As of December 31, 2022, the Company has operating and capital losses of $17,376 and $8,293, respectively, to be carried forward to future years. There is no valuation allowance.

Current Federal income tax

At December 31, 2022, the Company recorded current taxes payable of $4,425 which decreased $8,160 from $12,585 at December 31, 2021.

The Company, along with its US life insurance affiliates, files a consolidated federal income tax return with its Parent. Inter-company tax balances may be settled annually as the Company makes payments to, or receives payments from,

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

WRAC for the amount the Company would have paid to, or received from, the Internal Revenue Service had it not been a member of the consolidated tax group. The separate company provisions and payments are computed using the tax elections made by WRAC.

Policy and Contract Liabilities

When a life insurance contract is issued, the Company establishes reserves for future benefits to be paid. These reserves are determined primarily in accordance with valuation net premiums based upon statutory mortality and interest rate requirements without consideration of withdrawals. Statutory reserve bases are set at time of issue. WRNY’s life policies are primarily calculated using the 1941, 1958, 1980, 2001 and 2017 Commissioner’s Standard Ordinary Tables of Mortality, 2.25% to 6.0% interest, Commissioner’s Reserve Valuation Method (CRVM) and semi-continuous functions, reflecting business written between 1982 and 2005.

When an annuity contract is issued, the Company establishes reserves for future benefits to be paid. These reserves are determined primarily in accordance with the greatest present value of surrender and annuitization benefits using statutory mortality and interest rate requirements. Statutory reserve bases are set at time of issue. WRNY’s annuity policies are primarily calculated using the 1983-a, a-2000, 2012 IAR VM-21 and VM-22 Tables of Annuitant Mortality, 0.5% to 8.75% interest and Commissioners’ Annuity Reserve Valuation Method (CARVM).

The Company is currently in runoff and therefore writes no new primary insurance policies. Reserves reflect the policies in force at the time of the valuation.

Policy and contract liabilities decreased $74,854 in 2022. The decrease is primarily due to the normal run-off of the business. In addition, the asset adequacy reserves resulting from the annual asset adequacy analysis increased $10,000.

Other amounts payable on reinsurance

Other amounts payable on reinsurance decreased $64,370 during 2022 to $30,756, primarily as a result of the quarterly activity of the IGR. The IGR activity is comprised of net underwriting activity, changes in the funds withheld balance, and the funds withheld interest ceded.

Interest maintenance reserve (IMR)

To protect surplus from investment transactions that occur in reaction to interest rate movements, the IMR captures the realized capital gains and losses resulting from changes in the general level of interest rates. The IMR minimizes the effect this activity has on current year operations by deferring and amortizing such capital gains and losses, net of tax, over the approximate remaining life of the investments sold. Negative IMR is not an admitted asset.

The Company’s IMR decreased $101,198 during 2022 to negative $73,767 at December 31, 2022, and was nonadmitted.

The 2022 IMR decrease is a result of net realized capital losses incurred primarily from restructuring the ALICNY and Intramerica portfolios acquired in 2021 in a rising interest rate environment, offset by normal amortization. During 2022 and 2021, the Company transferred into IMR $84,645 in net realized losses and $30,847 in net realized capital gains, respectively, net of taxes. Also, in connection with the IGR, $17,892 of net losses were transferred into IMR resulting from funds held portfolio asset transfers with a market value less than book value.

Asset Valuation Reserve (AVR)

The AVR establishes a reserve to offset potential volatility providing a mechanism to absorb unrealized and credit-related realized gains and losses on all invested asset categories excluding cash, policy loans and income receivable.

As the Company adds more assets through the SAA program, the formula driven AVR will tend to increase. However, the Company’s AVR decreased $34,981 during 2022 to $80,740 at December 31, 2022, primarily due to after-tax unrealized losses of $11,540 for bonds, $18,568 for stocks and $19,774 for limited partnerships.

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

Funds held

Funds held is a provision in a reinsurance treaty where some or all of the assets supporting the reserves ceded to the reinsurer, usually an unauthorized reinsurer, are not initially transferred but rather are withheld by the ceding company principally to enable the ceding company to reduce the provision for unauthorized reinsurance in its statutory statement. The ceding company reflects the funds withheld as a liability and the reinsurer reflects a funds held by or deposited with the reinsured company as an asset.

Funds held decreased $37,884 during 2022 to $3,945,469 at December 31, 2022, as a result of a $50,019 or 1.49% decrease in the payout annuity reserves offset by an $11,675 of 1.86% increase in the life reserves ceded to WRAC under the IGR described above.

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

STATUTORY-BASIS STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

	2022	2021	2020
Premiums and other revenues
Life, annuity and health premiums	$79,872	$(4,000,028)	$181,266
Consideration for supplementary contracts with life contingencies	850	1,307	1,014
Net investment income	303,797	296,084	308,724
Amortization of interest maintenance reserve	(1,339)	8,161	8,058
Commissions & expense allowances on reinsurance ceded	26,483	(172,702)	3,146
Other revenues (expenses) – net	(16,790)	(12,136)	(21,295)

Total premiums and other revenues	392,873	(3,879,314)	480,913

Benefits paid or provided
Death benefits	54,280	90,258	102,723
Annuity benefits	50,537	131,037	164,611
Surrender benefits and withdrawals	123,859	108,133	110,152
Payments on supplementary contracts with life contingencies	1,521	1,442	1,404
Interest and adjustments on contract or deposit-type contract funds	711	11,756	18,288
Changes in life, annuity and accident & health reserves	(73,313)	(2,869,590)	96,842
Other benefits	1,273	6,408	13,088

Total benefits paid or provided	158,868	(2,520,556)	507,108

Insurance expenses and other
Commissions and expenses allowances	2,849	12,580	11,387
General insurance expenses	30,960	35,198	40,896
Insurance taxes, licenses & fees	6,734	7,690	8,519
(Increase) decrease in loading on deferred and uncollected premiums	293	3,322	122
Funds held interest ceded	149,377	33,140	318
Net transfer to or (from) separate accounts	(25,918)	(45,320)	(37,105)
Other	(6)	205	505

Total insurance expenses and other	164,289	46,815	24,642

Gain (Loss) from operations before Federal Income Taxes and net realized capital gains (losses)	69,716	(1,405,573)	(50,837)

Income tax expenses (benefits)	18,675	(336,277)	8,787

Gain (Loss) from operations before net realized capital gains (losses)	51,041	(1,069,296)	(59,624)

Net realized capital gains (losses)	(8,346)	138,065	(17,938)

Net gain (loss)	$42,695	$(931,231)	$(77,562)

Results of Operations

Total premium and other revenues

Total premium and other revenues increased $4,272,187 in 2022 compared to 2021, primarily due to the Reinsurance transactions. The asset transfers reduced 2021 life, annuity, and health premiums $4,155,705, the ceding commissions reduced 2021 commissions and expense allowances on reinsurance ceded $184,943 and the IMR sold increased 2021

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

other revenues, net, $19,351. Additionally, first year and single policyholder premium decreased $9,549 in 2022 compared to 2021 as ALICNY ceased writing new business in 2021 following the Acquisition, and premium and other revenues ceded to WRAC and AHL increased $42,392 in 2022 compared to 2021.

Net investment income

The following table presents net investment income.

	Year Ended December 31
	2022	2021	2020
Investment income:
Bonds	$247,683	$215,468	$220,458
Preferred stocks	6,267	2,589	2,463
Common stocks	915	3,059	3,084
Commercial mortgage loans	15,569	25,597	34,063
Policy loans	1,917	2,750	3,293
Other invested assets	40,234	57,192	53,369
Derivatives	(1,782)	29	857
Cash, cash equivalents and short-term investments	1,471	177	1,718

Total investment income	312,274	306,861	319,305

Investment expenses	8,477	10,777	10,581

Net investment income	$303,797	$296,084	$308,724

Net investment income increased $7,713 in 2022 compared to 2021, primarily due to the increasing interest rate environment.

Average portfolio yields for fixed income investments, preferred stocks, CMLs, certain other invested assets and short-term investments was 4.36% in 2022, up from 3.64% in 2021 primarily due to higher reinvestment rates resulting from the portfolio restructuring.

Funds held interest ceded

The IGR is a funds withheld reinsurance agreement where assets equal to the net statutory reserves are withheld and legally owned by the Company. Net investment income includes the interest income earned on these assets and funds held interest ceded includes the portion due WRAC at rates defined by the treaty terms. The funds withheld interest ceded increased $116,237 in 2022 compared to 2021, primarily due to a full year of IGR activity as opposed to a single quarter.

Total benefits paid or provided

Total benefits paid or provided increased $2,679,424 in 2022 compared to 2021, primarily due to the Reinsurance transactions. The Stop Loss termination increased 2021 reserves by $1,301,378 offset by decreases of $4,096,429 from the IGR and $30,752 from the other reinsurance. Additionally, benefits paid or provided decreased $144,661 in 2022 compared to 2021 from cessions to WRAC and AHL.

The Company establishes additional reserves when the results of its annual asset adequacy analysis indicate the need for such reserves. During 2022, the Company increased the net asset adequacy reserves $10,000 to $137,000. During 2021, the Company decreased the net asset adequacy reserves $148,550 to $127,000.

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

General insurance expenses

Under the Services Agreement, the Company incurs charges related to employee compensation which includes a Long-Term Incentive Program (LTIP). A vesting period of three years applies after which final unit values are determined based on actual company performance. The Company has been allocated a share of the expense with the LTIP payable carried as a component of other liabilities and accrued expenses. Once the vesting period is complete and the LTIP awards are paid, the Company’s LTIP payable will be settled with Wilton Re Services. As of December 31, 2022, and 2021, the Company’s payable was $14,999 and $10,524, respectively. For the years ended December 31, 2022, 2021 and 2020, included within general insurance expenses are incurred expenses of $7,682, $5,316 and $6,296, respectively.

The Company settled $3,206, $2,857, $2,893 and $6,129 with Wilton Re Services related to vested LTIP awards paid on March 14, 2022, December 30, 2021, April 9, 2021, and April 17, 2020, respectively.

Income tax expense (benefits)

Federal income tax expense increased $354,952 in 2022 compared to 2021 primarily due to the Reinsurance transaction which created a significant tax benefit. The 2022 effective tax rate of 26.8% is greater than the expected 21% statutory rate primarily as a result of the tax adjustments of $4,739 for the return-to-provision, net operating losses of $9,074, DAC taxes of $2,583, LTIP of $2,552 and other reserve adjustments of $2,547.

CONDENSED STATUTORY-BASIS STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

	2022	2021	2020
Net cash provided by (used in) operating activities	$(96,711)	$(83,230)	$(31,756)
Net cash provided by (used in) investing activities	116,409	(391,047)	65,281
Net cash provided by (used in) financing activities	(74,678)	500,607	(121,799)

Net increase (decrease) in cash, cash equivalents and short-term investments	(54,980)	26,330	(88,274)

Cash at beginning of year	174,128	147,798	236,072

Cash at end of year	$119,148	$174,128	$147,798

Cash flow

Cash provided by (used in) operating activities

Cash used in operations increased $13,481 in 2022 compared to 2021 primarily due to the 2021 initial IGR settlement of $93,218 offset by ceded funds withheld interest credited of $116,237 associated with the IGR portfolio earnings.

Cash provided by (used in) investing activities

Cash provided by investments increased $507,456 in 2022 compared to 2021 primarily resulting from the investment of the October 1, 2021, capital contribution of $660,000, offset by the disposition to fund the December 15, 2022 extraordinary dividend and net acquisition of investments to restructure the portfolio.

Cash provided by (used in) financing activities

Cash used in financing activities increased $575,285 in 2022 compared to 2021 primarily due to the October 1, 2021, capital contribution of $660,000 and $66,860 of net IGR activity from WRAC’s reimbursement of nonadmitted IMR, settlement of net losses from funds held portfolio asset transfers and changes in the funds held balance, offset by the December 15, 2022 extraordinary dividend and the normal fluctuations of remittances and items not allocated and contract holder funds.

Wilton Reassurance Life Company of New York

Statutory - Basis Management Discussion and Analysis

As of December 31, 2022, and 2021 and for the

Years ended December 31, 2022, 2021 and 2020

(Amounts in thousands of US Dollars, except share amounts)

Capital Resources

Change in surplus

During 2022, surplus decreased $38,184 to $289,433 primarily resulting from the December 15, 2022, extraordinary dividend of $74,000 offset by the 2022 net income of $42,694.

Dividends to stockholders

The Company is subject to statutory regulations of the state of New York. Under these regulations, the maximum amount of dividends which can be paid by a company to shareholders in any twelve month period without prior approval of the New York Department of Financial Services is restricted to the greater of 10% of surplus to policyholders as of the immediately preceding calendar year or net income less realized gains of the preceding year, which may be further limited. The Company can pay dividends of $51,041 in 2023 without prior regulatory approval.

Risk Based Capital Analysis

Risk-Based Capital (RBC) is an amount of capital insurance regulators require insurance companies to have on hand to maintain solvency and fulfill their financial operating needs. An RBC ratio of at least 200% meets the regulatory requirements.

The following table presents the Company’s Total Adjusted Capital (TAC), the Authorized Control Level (ACL), and the RBC ratio as of December 31, 2022, and 2021:

	2022	2021

TAC	$370,175	$443,337
ACL	$40,180	$39,999

RBC ratio	460.6%	554.2%

The Company’s TAC decreased in 2022, primarily driven by the December 15, 2022, extraordinary dividend of $74,000.

Directors, Executive Officers, Promoters and Control Persons

Identification of Directors and Executive Officers

Name	Age	Position

Dmitri Ponomarev	47	Director and Chairman of the Board
Michael E. Fleitz	63	Director, Senior Advisor
Perry H. Braun	62	Director, Senior Vice President, Chief Investment Officer
Scott Sheefel	47	Director, President and Chief Executive Officer
Steve Lash	58	Director, Senior Vice President, Group Chief Financial Officer
Susan Moser	37	Director
Enrico Treglia	58	Senior Vice President, Group Chief Operating Officer
Lauren Mak	45	Senior Vice President and Chief Financial Officer
Patricia Harrigan	62	Secretary
James Evans	39	Vice President, Controller
David Overbeeke*	62	Director
John J. Quinn*	75	Director
James R. Dwyer*	68	Director

*	Outside Directors

Dmitri Ponomarev

Dmitri Ponomarev is Chairman of the Board of WRNY. His prior positions at Wilton Re include Deputy CEO, Wilton Re U.S., Senior Vice President of Business Development, and Vice President of New Business and Underwriting. Before joining Wilton Re in 2015, Mr. Ponomarev worked in the Financial Institutions Group of Investment Banking Division as well as Credit Risk Management and Rating Advisory at Goldman Sachs. Mr. Ponomarev holds an MBA, from New York University, Leonard N. Stern School of Business, and a BBA in Marketing from Cleveland State University.

Mike Fleitz

Mike Fleitz is Senior Advisor to WRNY and was previously Chief Executive Officer, and Chief Financial Officer of Wilton U.S. Prior to joining Wilton Re in 2005, Mr. Fleitz was a partner at PricewaterhouseCoopers LLP. While at PricewaterhouseCoopers, Mr. Fleitz spent 22 years focused on the insurance industry. His experience includes financial reporting, public offerings, internal controls and risk management. Mr. Fleitz holds a B.S. in Business Administration from Miami University and is a Certified Public Accountant.

Perry Braun

Perry Braun is Senior Vice President and Chief Investment Officer of WRNY. Prior to joining Wilton Re in 2005, Mr. Braun spent 17 years as an investment banker focused on the insurance industry, most recently as a Managing Director in the Financial Institutions Investment Banking Group at Bank of America Securities. Prior to joining Bank of America Securities, Mr. Braun held positions at Credit Suisse First Boston, Donaldson, Lufkin & Jenrette and Goldman Sachs. Mr. Braun holds a B.A. in History from Yale University and a J.D. from Harvard Law School.

Scott Sheefel

Scott Sheefel is President and CEO of WRNY. Mr. Sheefel has been a member of the Business Development team since joining Wilton Re in 2005. Prior to joining Wilton Re, Mr. Sheefel held roles at Swiss Re in Business Development and, most recently, as Vice President in Corporate Actuarial. Prior to Swiss Re, he worked at Lincoln Financial. Mr. Sheefel holds a B.S. in Actuarial Science from Purdue University and is a Fellow of the Society of Actuaries.

Steve Lash

Steve Lash is Senior Vice President and Group Chief Financial Officer of WRNY. Prior to joining Wilton Re in 2015, Mr. Lash spent seven years at New York Life Insurance Company in several senior financial leadership roles including the CFO of the Insurance Group, the CFO of the Retirement Income Security Group as well as having oversight of the Treasury, Actuarial, Tax and Corporate Development areas of the company. Prior to New York Life, Mr. Lash spent 11 years as a Principal at Ernst & Young LLP. Mr. Lash received a B.S. degree in Mathematics and Economics from Binghamton University. He is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.

Susan Moser

Susan Moser, is Vice President, Business Development and Lead Transaction Counsel of Wilton Re. Prior to joining Wilton Re in 2015 she was an associate with Debevoise & Plimpton. Ms. Moser received a B.A. from Cornell University and her J.D from NYU Law School.

Enrico Treglia

Enrico Treglia is Senior Vice President and Group Chief Operating Officer of WRNY. He joined Wilton Re in 2004 from Swiss Re Life & Health America Inc. where he was the Senior Vice President of Information Management and Global Business Lead, as well as Program Manager for a global Swiss Re Life & Health initiative. Prior to joining Swiss Re, Mr. Treglia was a Corporate Insurance Analyst for GE Capital and Senior Manager with Ernst & Young. He holds a B.S. in Accounting from St. John’s University and is a Certified Public Accountant in New York and Connecticut.

Lauren Mak

Lauren Mak is Senior Vice President and Chief Financial Officer of WRNY. She joined Wilton Re in 2016 from New York Life where she was Corporate Vice President and Actuary. Prior to joining New York Life Ms. Mak was an Actuarial Assistant at AXA Corporate Solutions Life Reinsurance Company. She holds a Finance and Actuarial Science degree from NYU Stern School of Business and is a member of the Society of Actuaries and American Academy of Actuaries.

Patricia Harrigan

Patricia Harrigan is Vice President, Associate General Counsel of Wilton Re. Prior to joining Wilton Re in 2006 she was a Senior Vice President, Deputy General Counsel and Secretary with Swiss Re Life & Health America Inc. Ms. Harrigan received a Bachelor of General Studies from University of Connecticut and her J.D from Quinnipiac College School of Law.

James Evans

James Evans is Vice President and Controller of WRNY. He joined Wilton Re in 2019 from New York Life Insurance Company where he was a Corporate Vice President of Accounting Policy. Prior to joining New York Life Insurance Company, he was a Senior Manager at PricewaterhouseCoopers LLP. During his time at PricewaterhouseCoopers, he spent 12 years focused on the insurance industry. Mr. Evans holds a B.S. in Accounting from Ithaca College and is a Certified Public Accountant in New York.

David Overbeeke

David Overbeeke, independent director, is the Chief Executive Officer of Champion RCO, an investment holding company. He previously was President and Chief Executive Officer from 2013-2020 of Brake Parts, Inc., a leading global automotive manufacturer and supplier of brake system components. Prior to joining Brake Parts, Inc., he was President of Affinia LLC from 2008-2013 and Operating Advisor at Oak Hill Advisors LLP from 2006-2010. He also served as Senior Vice President and Chief Financial Officer of GE-NBC Universal from 2000-2005. Mr. Overbeeke holds a BSc in Mechanical Engineering from the University of Waterloo in Waterloo, Ontario, Canada.

John Quinn

John Quinn, independent director, is a financial consultant who has owned his own company, John Quinn Consulting, since July 2008. Since 2008, he has been a member of numerous boards for both profit and not for profit organizations. He spent most of his forty year career as a partner at PricewaterhouseCoopers and Ernst & Young. Mr. Quinn holds a BBA from the University of Notre Dame and was a Certified Public Accountant.

James R. Dwyer

James R. Dwyer, independent director, is a Partner at Eversheds Sutherland (US)LLP. Previously he was a partner with Dewey & LeBoeuf LLP and Locke Lord LLP. Mr. Dwyer holds an AM in American Studies from University of Notre Dame and a J.D. from UCLA.

Executive Compensation

Executive Officer Compensation

WRNY does not have any employees of its own, but rather is provided its executive officers and other personnel by Wilton Re Services, Inc. (“WRSI”), pursuant to a Service Agreement, dated September 27, 2006, (“Service Agreement”) between WRNY and WRSI. All personnel providing services to WRNY are employees of WRSI, except for a small number of personnel who are employees of Texas Life Insurance Company, a WRAC subsidiary. WRNY does not determine or pay any compensation to its executive officers or any other personnel providing services to WRNY. Accordingly, WRNY is not responsible for determining or paying any compensation awarded to, earned by, or paid to its executive officers. WRL and WRSI determines and pays the salaries, bonuses, and awards earned by WRNY’s executive officers. WRSI also determines whether and to what extent WRNY’s executive officers may participate in any employee benefit plans. WRNY does not have any employment agreements or compensation plans with or related to its executive officers and does not provide pension or retirement benefits or other personal benefits to its executive officers. WRNY does not have arrangements to make payments to its executive officers upon their termination or in the event of a change in control of the company.

WRNY’s executive officers receive compensation for providing services to multiple subsidiaries in the Wilton Re group. WRNY reimburses WRSI for the portion of the services allocable to WRNY, as determined by WRSI under the Service Agreement.

Director Compensation

The directors of WRNY that are also executive officers of WRNY and are not separately compensated for their service on the WRNY board of directors. The outside directors are compensated by WRNY in the amount of $30,000 annually.

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value & nonqualified deferred compensation earnings	Other compensation	Total
David Overbeeke	$30,000	N/A	N/A	N/A	N/A	N/A	$30,000
John Quinn	$30,000	N/A	N/A	N/A	N/A	N/A	$30,000
James R. Dwyer	$30,000	N/A	N/A	N/A	N/A	N/A	$30,000

Security Ownership of Certain Beneficial Owners and Management

WRNY is a wholly owned subsidiary of WRAC and an indirect subsidiary of WRL. None of WRNY’s directors or executive officers beneficially own shares of WRNY’s common stock.

Related-Party Transactions

WRNY has entered into agreements with WRSI and other affiliates as a part of its ongoing operations. These include corporate service agreements, agreements related to reinsurance, and tax allocation. Measures used to determine the allocation among companies includes the percentage of time utilized in providing the services as determined reasonably by either the relevant department’s supervising officer or manager or through an allocation developed by WRSI’s Accounting Department utilizing time analysis methods, statistical means or other methodology deemed appropriate by WRSI’s Accounting Department.

Policies and Procedures for Review and Approval of Related Person Transactions

Intercompany agreements to which WRNY is a party are approved by the Board as well as by the board of any other affiliate of Wilton Re group which is a party to the agreement. Material intercompany agreements are also submitted for approval to the New York State Insurance Department, WRNY’s domestic regulator pursuant to the applicable state’s insurance holding company systems act. Approvals are maintained in WRNY’s corporate records.

ADDITIONAL INFORMATION

Reliance on Rule 12h-7

WRNY is relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, WRNY does not file with the SEC periodic reports that would be otherwise required under the 1934 Act.

Experts

The statutory-basis financial statements of Wilton Reassurance Life Company of New York, as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, included in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion on such financial statements prepared in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory-basis”) and expresses an adverse opinion that the statutory-basis financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and WRNY’s right to issue such Contracts under applicable state insurance law, have been passed upon by Jaime Merritt, Assistant Secretary of WRNY.

Administration

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se2, LLC provides certain business process outsourcing services with respect to the Contracts. se2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2022, consisted of the following: Donnelley Financial Solutions, formerly an RR Donnelley company (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Iron Mountain Information Management, LLC (file storage and document destruction) located at 1 Federal Street, Boston, MA 02110; O’Neil Digital Solutions, LLC (printing services) located at 3100 E Plano Pkwy Plano, TX, 75074-7423; TierPoint, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; Broadridge Output Solutions, Inc., successor in interest to Broadridge Customer Communications Central, LLC (printing and mailing anniversary statements, financial confirmations, automated letters and quarterly statements) located at 2600 Southwest Blvd., Kansas City, MO 64108; NTT DATA, Inc.(offshore, onshore, and nearshore) information and technology infrastructure support; application development, and application maintenance and support and staff augmentation) located at 7950 Legacy Drive, Suite 900, Plano, TX 75024.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

Correspondence sent by regular mail to our Annuity Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Annuity Service Center. Your correspondence is not considered received by us until it is received at our Annuity Service Center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Annuity Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Annuity Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

Receipt and Processing of Requests

If we receive your purchase payment or transaction request in good order before the close of business on any business day, we will treat your purchase payment or request as being received on that business day. If we receive your purchase payment or request in good order on or after the close of a business day, we will deem your purchase payment or request as being received on the next business day.

We credit additional purchase payments to the Contract at the close of business on the business day on which we deem them to be received. We normally process withdrawal and transfer requests as of the date that we deem them to be received. However, the Contract permits us to defer payments and transfers from the Fixed Account for Guarantee Periods for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law.

Transfer Requests by Telephone. You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph. We will deem telephone requests received on or after the close of a business day as being received on the next business day. We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

Written Requests and Forms in Good Order

Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Service Center to learn what information we may require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

Appendix I: Market Value Adjustment Examples

Market Value Adjustment Formula

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

In the case of AIM Lifetime Plus and AIM Lifetime Plus II, if N is one year or less, J will be the 1-year Treasury Rate.

“Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

.9 X (I – J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30-day period after such Guarantee Period expires.

Examples of Market Value Adjustment (Assuming the 10% Preferred Withdrawal Amount Under AIM Lifetime Plus)

Assumptions:

•	Purchase Payment: $10,000

•	Guarantee Period: 5 years

•	Treasury Rate (at the time the Guarantee Period was established): 4.50%

•	Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

•	Full Surrender: End of Contract Year 3

•	Preferred Withdrawal Amount: 10%

NOTE: These examples assume that premium taxes are not applicable.

Example 1 (Assume Declining Interest Rates):

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3/ = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:	.10 X $10,000.00 = $1,000.00

Step 3. Calculate the	I = 4.50%

Market Value Adjustment:	J = 4.20%

730 days

N = 2

365 days

Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .042) X (2) = .0054

Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to Market Value Adjustment:

= .0054 X ($11,411.66 - $1,000.00) = $56.22
Step 4. Calculate the Withdrawal Charge:	.05 X ($10,000.00 - $1,000.00 + $56.22) = $452.81

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $452.81 + $56.22 = $11,015.07

Example 2: (Assumes Rising Interest Rates)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3/ = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:	.10 X $10,000.00 = $1,000.00

Step 3. Calculate the Market Value Adjustment:	I = 4.50%

J = 4.80%

730 days

N = = 2
365 days

Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 – .048) X (2) = - .0054

Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to Market Value Adjustment:

-.0054 X ($11,411.66 - $1,000.00) = $-56.22

Step 4. Calculate the Withdrawal Charge:	.05 X ($10,000.00 - $1,000.00 - $56.22) = $447.19

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year	$11,411.66 - $447.19 - $56.22 = $10,908.25

Examples of Market Value Adjustment (Assuming the 15% Preferred Withdrawal Amount Under AIM Lifetime Plus II, Custom Portfolio, and SelectDirections)

Assumptions:

•	Purchase Payment: $10,000

•	Guarantee Period: 5 years

•	Treasury Rate (at the time the Guarantee Period was established): 4.50%

•	Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

•	Full Surrender: End of Contract Year 3

•	Preferred Withdrawal Amount: 15%

NOTE: These examples assume that premium taxes are not applicable.

Example 1 (Assume Declining Interest Rates):

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)[3] = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:	.15 X $10,000.00 = $1,500.00

Step 3. Calculate the	I= 4.50%

Market Value Adjustment:	J= 4.20%

730 days
N = 365 days = 2

Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .042) X (2) = .0054

Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to Market Value Adjustment:

= .0054 X ($11,411.66 - $1,500.00) = $53.52

Step 4. Calculate the Withdrawal Charge:	.05 X ($10,000.00 - $1,500.00 + $53.52) = $427.68

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $427.68 + $53.52 = $11,037.50

Example 2: (Assumes Rising Interest Rates)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)[3] = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:	.15 X $10,000.00 = $1,500.00

Step 3. Calculate the Market Value Adjustment:	I = 4.50%

J = 4.80%
730 days
N = 365 days = 2

Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .048) X (2) = -.0054

Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to Market Value Adjustment:
-.0054 X ($11,411.66 - $1,500.00) = $-53.52

Step 4. Calculate the Withdrawal Charge:	.05 X ($10,000.00 - $1,500.00 - $53.52) = $422.32

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year	$11,411.66 - $422.32 – $53.52 = $10,935.82

Appendix II: Withdrawal Adjustment Example

(AIM Lifetime Plus II, Custom Portfolio, SelectDirections Only)

Death Benefit Election (Relevant to AIM Lifetime Plus II Only): Standard death benefit

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

Death Benefit Amount

Date	Type of Occurrence Value	Contract Value Before Occurrence	Transaction Amount	Contract Value After Occurrence	Death Benefit Anniversary	Greatest Anniversary Value
1/1/05	Issue Date	-	$50,000	$50,000	$50,000	$50,000
1/1/06	Contract Anniversary	$55,000	-	$55,000	$50,000	$55,000
7/1/06	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$41,250

Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal, multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

Death Benefit Anniversary Value Death Benefit

Partial Withdrawal Amount	(w)	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(a)	$60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal	(d)	$50,000
Withdrawal Adjustment	[(w)/(a)] X (d)	$12,500
Adjusted Death Benefit		$37,500

Greatest Anniversary Value Death Benefit

Partial Withdrawal Amount	(w)	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(a)	$60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal	(d)	$55,000
Withdrawal Adjustment	[(w)/(a)] X (d)	$13,750
Adjusted Death Benefit		$41,250

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

B-1

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$ 0
Cost of printing and engraving	$ 500
Legal fees	$ 0
Accounting fees	$ 6,000
Mailing fees	$ 150
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Amended and Restated Charter of Wilton Reassurance Life Company of New York (Depositor) provide for the indemnification of its directors against damages for breach of duty as a director, so long as such person acts or omissions were not in bad faith or involve intentional misconduct or acts or omissions that such person know or reasonable should have known violated the Insurance law or that constituted a knowing violation of any other law that such person personally gain in fact a financial profit or other advantage to which such person was not legally entitled.
Under the terms of the underwriting agreement, the Depositor agrees to indemnify the Distributor for any act or omission in the course of or in connection with rendering services under the underwriting agreement or arising out of the purchase, retention or surrender of a contract; provided however that the company will not indemnify Distributor for any such liability that results from the willful misfeasance, bad faith or gross negligence of Distributors or from the reckless disregard by Distributors of its duties and obligations arising under the underwriting agreement.
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public Policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public Policy as expressed in the Act and will be governed by the final adjudication of such issue.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
Not applicable.

ITEM 16. EXHIBITS
(1)(1) Amended and Restated Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., in its capacity as successor in interest to ALFS, Inc., effective June 1, 2006. Incorporated herein by reference to Exhibit (1)(d) to Allstate Life Insurance Company of New York’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on April 1, 2016. (SEC File No.  333-203177)
(1)(2) Amendment to Amended and Restated Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(2)(1) Board of Directors Resolution approving plan of merger – Allstate New York. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(2)(2) Board of Directors Resolution approving plan of merger – WRNY. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(3)(1) Amended and Restated Charter of Wilton Reassurance Life Company of New York. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(4)(1) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 033-65381) dated September  23, 1996.)
(4)(2) Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 033-65381) dated November  12, 1999.)
(4)(3) Form of “Allstate Custom Portfolio” and “SelectDirections(SM)” Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 333-94785) dated January  14, 2000.)
(4)(4) Form of Amendatory Endorsement to Add Dollar Cost Averaging Fixed Accounts to the “Allstate Custom Portfolio” and “SelectDirections” Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 333-94785) dated April 20, 2001.)
(4)(5) Form of Amendatory Endorsement for Transfer Limitations under the “Allstate Custom Portfolio” and “SelectDirections” Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (SEC File No. 333-94785) dated April 20, 2001.)
(4)(6) Form of Death Benefit Endorsement (Previously filed in Post-Effective Amendment No. 1 to the Registration Statement filed by Allstate Life of New York (SEC File No. 333-100029) dated April 11, 2003.)
(5) Opinion re: Legality. (filed herewith)
(6) Not Applicable
(7) None.
(8) None.
(9) None.
(10) Material Contracts.
(10)(1) Service Agreement among Allstate Life Insurance Company of New York, Intramerica Life Insurance Company and Wilton Re Services, Inc., effective October 1, 2021. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.
(11) Not Applicable.
(12) Not Applicable.
(13) Not Applicable.
(14) Not Applicable.
(15) None.
(16) None.
(17) Not Applicable.
(18) Not Applicable.
(19) Not Applicable.
(20) Not Applicable.
(21) Subsidiaries of the registrant

Wilton Re Group Corporate Organization

as of November 1, 2021

Canada Pension Plan Investment Board
CPP Investment Board (USRe VI) Inc.
Note 2, 4
Wilton Re Ltd. (Nova Scotia)
Members of Wilton Re Management
Note 1
Note 1
0% Voting
100% Economic Interest
Note 5
Note 6
Wilton Re Overseas Limited (Bermuda Reinsurer)
Wilton Reinsurance Bermuda Limited (Bermuda Reinsurer)
Wilton Re U.S. Holdings Trust (Ontario Trust) Note 3
Proj Fox Acquisition Inc. (Nova Scotia)
Mills Creek LLC (Delaware)
1A
Wilton Re U.S. Holdings, Inc. (Delaware) Note 4
Wilton Reassurance Company (Minnesota Insurer)
Wilton Re Services, Inc. (Delaware)
Wilton Re Finance LLC (Delaware)
Wilcac Structured Settlements, Inc. (Illinois)
Wilton Re Assignment Illinois, Inc. (Illinois)
Wilton Re Assignment Kentucky, Inc. (Kentucky)
Wilton Re Annuity Service Corporation (New Mexico)
Wilton Re Structured Settlements, Inc. (Kentucky)
Redding Reassurance Company 3 LLC (Missouri SPLRC)
Wilton Reassurance Life Company of New York (New York Insurer)
Note 7
Texas Life Insurance Company (Texas Insurer)
Wilcac Life Insurance Company (Illinois Insurer)

100% ownership unless otherwise noted.

Note 1 *Wilton Re Ltd.'s shares represent 96% and 75%, respectively of the aggregate economic and voting rights associated with Wilton Re Bermuda's common shares. Wilton Re U.S. Holding's shares represent 4% and 25%, respectively of the aggregate economic and voting rights associated with Wilton Re Bermuda's common shares.*

Note 2 *CPP Investment Board (USRe VI) Inc. holds approximately 99.3% voting common and 100% non-voting shares.*

Note 3 *WRUSH Trust governed by five designated trustees. See governing trust agreement for control features.*

Note 4 *Excludes certain shares or voting arrangements which do not affect control or beneficial ownership.*

Note 5 *Wilton Re Ltd. owns voting shares (88.24%); economic shares (100%) of Proj Fox Acquisition Inc.*

Note 6 *Members of Wilton Re management own voting shares (11.76%); economic shares (0%) of Proj Fox Acquisition Inc.*

Note7 *Allstate Life Insurance Company of New York and Intramerica Life Insurance Company were merged with and into Wilton Reassurance Life Company of New York effective November 1, 2021.*

(22) Not Applicable.
(23) Consent of independent auditors. (filed herewith)
(24)(a) Power of Attorney Dwyer, Moser, Incorporated by reference from Post-Effective Amendment No. 1 for this Registration Statement filed April 11, 2022 (File No. 333-260634)
(24)(b) Power of Attorney Fleitz, Ponomarev Incorporated by reference from Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 for Allstate Life of New York Separate Account A (File No. 333-265668) filed July 27, 2022
(24)(c) Power of Attorney Mak, Treglia, Evans, Overbeeke, Quinn, Braun, Sheefel, Lash (filed herewith)
(24)(d) Resolution of Board of Directors authorizing Chief Executive Officer to sign on Wilton Reassurance Life Company of New York’s behalf pursuant to power of attorney (filed herewith)
(25) None.
(96) Technical report summary. N/A
(107) Filing Fees. Incorporated herein by reference to Form S-1 Registration Statement of Wilton Reassurance Life Company of New York (SEC File No. 333-260634) filed on November 1, 2021.

ITEM 17. UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norwalk, State of Connecticut on the 11th day of April, 2023.

WILTON REASSURANCE LIFE COMPANY OF NEW YORK
(REGISTRANT)

By:	Scott Sheefel*
Scott Sheefel Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

Dmitri Ponomarev*	Director, Chairman of the Board	04/11/23

Michael E. Fleitz*	Director, Senior Advisor	04/11/23

Perry H. Braun*	Director, Senior Vice President, Chief Investment Officer	04/11/23

Scott Sheefel*	Director, President, Chief Executive Officer	04/11/23

Steven D. Lash*	Director, Group Chief Financial Officer, Senior Vice President	04/11/23

Susan Moser*	Director	04/11/23

Lauren Mak*	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	04/11/23

Enrico Treglia*	Senior Vice President, Group Chief Operating Officer	04/11/23

James Evans*	Vice President, Controller	04/11/23

David Overbeeke *	Director	04/11/23

John J. Quinn *	Director	04/11/23

James R. Dwyer *	Director	04/11/23

/s/ Karen Carpenter
*Signed by Karen Carpenter as Attorney in Fact, on behalf of those indicated pursuant to powers of attorney

EXHIBIT LIST
The following exhibits are filed herewith:

Exhibit No.	Description
(5)	Opinion re: Legality
(23)	Consent of independent auditors
(24)(c)	Power of Attorney Mak, Treglia, Evans, Overbeeke, Quinn, Braun, Sheefel, Lash
(24)(d)	Resolution of Board of Directors authorizing Chief Executive Officer to sign on Wilton Reassurance Life Company of New York’s behalf pursuant to power of attorney